                                   EXHIBIT 4







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                           FIRST AMERICAN CORPORATION
                             FIRST INCENTIVE REWARD
                              SAVINGS THRIFT PLAN





                         Amended and Restated Effective
                                January 1, 1994
                        (except as otherwise indicated)

                               TABLE OF CONTENTS

INTRODUCTION                                                                                                 i

DEFINITIONS                                                                                                1-1

PARTICIPATION IN THE PLAN                                                                                  2-1
    2.01     Eligibility Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2-1
    2.02     Eligibility Determination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2-1
    2.03     Participation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2-1
    2.04     Participation Following Re-employment or Break in Service. . . . . . . . . . . . . . . . . .  2-2
    2.05     Absence in the Armed Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2-2
    2.06     Family and Medical Leave Act Requirements. . . . . . . . . . . . . . . . . . . . . . . . . .  2-2

CONTRIBUTIONS TO THE PLAN                                                                                  3-1
    3.01     Employer Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3-1
    3.02     Participant Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3-2
    3.03     Tax Credit Employer Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3-4
    3.04     Deferred Income Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3-5
    3.05     Coverage and Discrimination Requirements.  . . . . . . . . . . . . . . . . . . . . . . . . .  3-7
    3.06     Discrimination Requirements for Other Contributions. . . . . . . . . . . . . . . . . . . . .  3-9
    3.07     Multiple Use of Alternative Limitation.  . . . . . . . . . . . . . . . . . . . . . . . . . . 3-10
    3.08     Investment of Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3-11
    3.09     Medium of Financing the Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3-12

PARTICIPANTS' ACCOUNTS                                                                                     4-1
    4.01     Allocation of Employer Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4-1
    4.02     Allocation of Income.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4-2
    4.03     Adjustment to Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4-3
    4.04     Maximum Annual Additions to Participants' Accounts.  . . . . . . . . . . . . . . . . . . . .  4-3
    4.05     Separation of Forfeitures and Accounts by Employer.  . . . . . . . . . . . . . . . . . . . .  4-6
    4.06     Interim Allocations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4-7
    4.07     Fair Market Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4-7

WITHDRAWAL OF CONTRIBUTIONS                                                                                5-1
    5.01     Withdrawal of Voluntary Participant Contributions and Rollover Contributions.  . . . . . . .  5-1
    5.02     Withdrawal of Mandatory Participant Contributions. . . . . . . . . . . . . . . . . . . . . .  5-1
    5.03     Withdrawal of Matching Employer Contributions. . . . . . . . . . . . . . . . . . . . . . . .  5-1
    5.04     Withdrawal of Basic Employer Contributions, Deferred Income Contributions and
             Tax Credit Employer Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5-2
    5.05     Application for Withdrawals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5-4

GENERAL BENEFIT PROVISIONS                                                                                 6-1
    6.01     Form of Benefit Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6-1
    6.02     Segregated Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6-2
    6.03     Subsequent Election. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6-2
    6.04     Distributions of Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6-2

    6.05     Special Commencement and Distribution of Benefits Rules. . . . . . . . . . . . . . . . . . .  6-2
    6.06     Limitations on Distribution of Deferred Income Contributions.  . . . . . . . . . . . . . . .  6-4
    6.07     Single Sum Distribution of Small Benefits. . . . . . . . . . . . . . . . . . . . . . . . . .  6-5
    6.08     Direct Rollover of Eligible Rollover Distributions.  . . . . . . . . . . . . . . . . . . . .  6-5

RETIREMENT, DEATH AND DISABILITY BENEFITS                                                                  7-1
    7.01     Benefits Upon Retirement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7-1
    7.02     Early Retirement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7-1
    7.03     Death Benefits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7-1
    7.04     Payment of Death Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7-1
    7.05     Designation of Beneficiary.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7-2
    7.06     Disability Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7-2

TERMINATION BENEFITS                                                                                       8-1
    8.01     Benefits Upon Termination of Service.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8-1
    8.02     Forfeitures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8-1
    8.03     Payment of Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8-2
    8.04     Vested Interest in Separate Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8-3

THE BENEFIT PLAN ADMINISTRATIVE COMMITTEE                                                                  9-1
    9.01     Appointment of Committee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9-1
    9.02     Powers and Duties of the Committee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9-1
    9.03     Committee Procedures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9-2
    9.04     Claims and Review Procedures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9-2

THE TRUSTEE                                                                                               10-1
    10.01    General Duties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10-1
    10.02    General Powers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10-1
    10.03    Reliance on Committee and Employer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10-4
    10.04    Accounts and Reports.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10-4
    10.05    Disbursements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10-4
    10.06    Payment in Kind. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10-5
    10.07    Authority of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10-5
    10.08    Funding Policy; Parties in Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10-5

AMENDMENT AND TERMINATION OF THE PLAN                                                                     11-1
    11.01    Amendment of Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11-1
    11.02    Intent to Continue the Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11-2
    11.03    Removal or Resignation of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11-2
    11.04    Successor Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11-2
    11.05    Termination of the Plan by the Sponsor.  . . . . . . . . . . . . . . . . . . . . . . . . . . 11-2
    11.06    Distribution of Trust Fund Upon Termination. . . . . . . . . . . . . . . . . . . . . . . . . 11-3
    11.07    Termination of Plan With Respect to an Adopting Company. . . . . . . . . . . . . . . . . . . 11-3
    11.08    Transitional Rule. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11-4

CERTAIN PROVISIONS AFFECTING THE EMPLOYER                                                                 12-1
    12.01    Duties of the Employer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12-1
    12.02    Right of Employer to Discharge Employees.  . . . . . . . . . . . . . . . . . . . . . . . . . 12-1
    12.03    Information to be Furnished. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12-1

    12.04    Communications from Sponsor to Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . 12-1
    12.05    No Reversion to Employer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12-1
    12.06    Indemnification by Sponsor.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12-2

MISCELLANEOUS PROVISIONS                                                                                  13-1
    13.01    Allocation of Responsibility among Fiduciaries for Plan and Trust Administration.  . . . . . 13-1
    13.02    Alienation or Assignment of Benefits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 13-1
    13.03    Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13-2
    13.04    Construction of the Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13-2
    13.05    Correction of Errors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13-2
    13.06    Legally Incompetent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13-2
    13.07    Successor Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13-3
    13.08    Minimum Benefit in Successor Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13-3
    13.09    Application of Plan Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13-3
    13.10    Severability of Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13-3
    13.11    Qualification of the Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13-3

PROVISIONS APPLICABLE TO A TOP HEAVY PLAN                                                                 14-1
    14.01    Top Heavy Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14-1
    14.02    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14-1
    14.03    Minimum Allocations in Single Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14-4
    14.04    Minimum Vesting Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14-5
    14.05    Special Limitations and Allocation in Multiple Plans.  . . . . . . . . . . . . . . . . . . . 14-5

                                  INTRODUCTION

         Effective May 1, 1983, First American Corporation adopted a savings accumulation Plan, the First Incentive Reward Savings Thrift Plan for its eligible Employees. Such Plan has been amended from time to time.

         Now, in order to comply with changes in the law caused by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and various regulations, the Sponsor hereby amends, restates and continues the Plan effective January 1, 1994 (except as otherwise indicated herein for specified provisions or as required by applicable law or regulations).

         The purposes of the Plan are to encourage savings on the part of employees by providing an incentive through certain Employer matching contributions and to provide an opportunity for ownership of common stock of First American Corporation. The Plan is intended to enhance employees' feelings of partnership and to encourage teamwork and productivity through the opportunity to share directly in the success of the Sponsor. The Plan is intended to be qualified under Section 401(a) of the Code as a profit sharing plan, and its incorporated Trust is intended to qualify as a tax-exempt trust under Section 501(a) of the Code.

         Unless specifically otherwise provided in the Plan, the provisions of the restated Plan shall apply only to Employees who have Service with the Employer on or after January 1, 1994. The rights and benefits, if any, of former Employees shall be determined in accordance with the provisions of the Plan as in effect on the respective dates of termination of Service of such former Employees.

                                   ARTICLE 1
                                  DEFINITIONS



         The following terms when used herein, unless the context clearly indicates otherwise, shall have the meanings set forth below:

1.01 "ADOPTING COMPANY" shall mean any person, firm or corporation affiliated with the Sponsor through complete or partial stock ownership by the Sponsor which is authorized by the board of directors of the Sponsor to adopt the Plan, and which adopts the Plan. The term shall also include any person, firm or corporation into which the Adopting Company may be merged or consolidated or by which it may be succeeded.

1.02 "ALLOCATION DATE" shall mean the last day of each March, June, September and December, or any special allocation date directed pursuant to Section 4.06 hereof; provided, that, for purposes of the allocation of matching Employer contributions in excess of twenty-five cents ($0.25) and basic Employer contributions, pursuant to Section
         3.01 hereof, only the last day of December each year shall be an allocation date.

1.03 "BENEFICIARY" shall mean the person or persons or legal entity designated in accordance with the provisions of Section 7.05 hereof to receive any death benefits that may be payable under the Plan after the death of a Participant or Retired Participant.

1.04 "BENEFIT PLAN ADMINISTRATIVE COMMITTEE" OR "COMMITTEE" shall mean the committee as provided in Article 9 hereof appointed to administer the Plan. In the absence of such a committee, whenever the term "Benefit Plan Administrative Committee" or "Committee" is used in the Plan, it shall be construed to mean the Sponsor.

1.05 "BREAK IN SERVICE" shall mean a consecutive twelve (12) month period, commencing upon an Employee's Termination Date, or an anniversary thereof, during which the Employee does not perform any Hours of Service. Provided, however, that if an Employee is absent from work for maternity or paternity reasons, as described in the following paragraph, beyond the first anniversary of his first date of absence for such cause, the period between the first and second anniversary of such first date of absence shall not be considered to be a Break in Service.

         For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence:

         (a)  by reason of the pregnancy of the Employee,

         (b)  by reason of the birth of a child of the Employee,




                                      1-1

         (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

         (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.06 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.07 "COMPENSATION" shall mean, except as otherwise provided, compensation as defined in (a) or (b) below, subject to (c), (d) and (e), which is paid to the Employee by the Employer.

         (a) Compensation means the basic cash compensation paid to an Employee by the Employer, including payments received pursuant to the First American Corporation Short Term Disability Plan, but excluding any commission and bonuses (other than commissions and bonuses payable to duly licensed and registered securities sales representatives who have passed the Series 7, General Securities Representative Examination and are compensated solely by commissions and bonuses), shift differential pay, overtime pay, incentive pay and any other extraordinary compensation designated by the Committee.

              For each Plan Year, Compensation shall be determined only with respect to the portion of the Plan Year in which the Employee is a Participant in the Plan.

         (b) For any Plan Year after December 31, 1988, for purposes of Sections 1.17, 3.05 and 3.06 hereof, Compensation shall mean the total compensation for Service by an Employee that is includable in gross income as provided in Section 414(s) of the Code for the period during the Plan Year in which he is a Participant or for the entire Plan Year, as determined by the Committee.

         (c) Compensation shall include any contributions made by the Employer on behalf of an Employee to a plan qualified under Section 125 or
              Section 401(k) of the Code, but shall not include any other contribution made by the Employer under this Plan or under any pension plan or other employee benefit plan or insurance plan maintained by the Employer for the benefit of such Employee.

         (d) For any Plan Year beginning after December 31, 1988 and before January 1, 1994, the annual compensation of each Participant taken into account for determining all benefits provided under the Plan for any such year shall not exceed two hundred thousand dollars ($200,000). This limitation shall be adjusted by the Commissioner at the same time and in the same manner as under
              Section 415(d) of the Code, except that the dollar increase on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the two hundred thousand dollar ($200,000) limitation is effective on January 1, 1990. If the period for determining compensation used in calculating an employee's allocation for a determination period is a short Plan Year (i.e., shorter than twelve (12) months), the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by the fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is twelve (12). In




                                      1-2
              determining the compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen
              (19) before the close of the year. If, as a result of the application of such rules, the adjusted two hundred thousand dollars ($200,000) limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation. The application of this provision shall be subject to such rules as may be prescribed by the Secretary of the Treasury.

         (e) For Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed one hundred fifty thousand dollars ($150,000), as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

1.08 "CONTROLLED GROUP" shall mean, except as modified by Section 415(h) of the Code for purposes of determining limitations under Section 415 of the Code pursuant to Section 4.04 hereof, the group of entities made up of all corporations which are members of a controlled group of corporations (as defined by Section 414(b) of the Code) of which the Employer is a member, all other trades or businesses (whether or not incorporated) which are under common control (as defined by Section 414(c) of the Code) with respect to the Employer and all organizations which are members of an affiliated service group (as defined by Section 414(m) of the Code) of which the Employer is a member and all other entities required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code, but only for the period during which such other corporations, trades or businesses or organizations and the Employer are members of such controlled group of corporations, are under such common control or are serving as members of such an affiliated service group.

1.09 "DISABILITY" shall mean a physical or mental condition that results in the Participant being disabled for purposes of long-term disability benefits under Part III of the First American Corporation Comprehensive Employee Benefit Plan.

1.10 "EFFECTIVE DATE" shall mean May 1, 1983, the date the Plan is established; provided, however, that the term shall mean, for an Employee, the effective date of adoption of the Plan by his Employer if such date is later than May 1, 1983.

         Solely for purposes of the Plan related to the tax credit Employer contributions described in Section 3.03 hereof, the Effective Date shall be deemed to be January 1, 1983.




                                      1-3

         The effective date of this amendment, restatement and continuation of the Plan shall be January 1, 1994, except as otherwise specifically indicated for provisions herein or as otherwise required by applicable law or regulation.

1.11 "EMPLOYEE" shall mean a person who is not (i) an independent contractor or leased employee, (ii) a person paid by the hour other than a person who works in a job classification that is expected to require that he be scheduled to work twenty (20) or more hours per week or (iii) a person classified by the Employer as a special exempt salaried employee, who is receiving remuneration for services rendered to, or labor performed for, the Employer (or who would be receiving such remuneration except for an authorized leave of absence) either in the United States, or if he is a United States citizen, outside the United States, and who is not represented by a collective bargaining unit, except as otherwise provided in any applicable collective bargaining agreement.

1.12 "EMPLOYER" shall mean the Sponsor and/or an Adopting Company, as required by the context; provided however, that if an Employee is simultaneously employed by the Sponsor and one (1) or more Adopting Companies or by two (2) or more Adopting Companies, the term shall mean all such employers.

1.13 "EMPLOYER ACCOUNT" shall mean the account maintained on behalf of a Participant to which shall be credited the Participant's shares of common stock of the Sponsor and the value of other investments attributable to Employer contributions and the Participant's share of the Income allocable to this account.

         For purposes of administrative convenience, each Participant's Employer Account shall be divided into the following parts:

         a) Part I shall be the portion of the Participant's account which is attributable to basic Employer contributions pursuant to Section 3.01(a) hereof and deferred income contributions pursuant to
              Section 3.04 hereof;

         b) Part II shall be the portion of the Participant's account which is attributable to matching Employer contributions pursuant to
              Section 3.01(b) hereof;

         c) Part III shall be the portion of the Participant's account which is attributable to Employer contributions pursuant to Section
              3.03 hereof (the tax credit employee stock ownership provision).

1.14 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and as in effect on the relevant date to be interpreted hereunder.

1.15 "FIDUCIARY" shall mean the Employer, the Committee, the Trustee, and any other person, firm or organization designated by such a fiduciary to carry out fiduciary responsibilities under the Plan, which accepts such designation, but only with respect to the specific responsibilities for each described herein. Each such fiduciary shall be deemed to be a "named fiduciary" for purposes of ERISA.




                                      1-4

1.16 "FORFEITURE" shall mean the portion of a Participant's Employer Account which is forfeited before full vesting occurs or because of the operation of Section 4.04 hereof.

1.17 "HIGHLY COMPENSATED EMPLOYEE" shall mean, effective January 1, 1989, a person who is either a "highly compensated active employee" as defined in subsection (a) hereof or a "highly compensated former employee" as defined in subsection (b) hereof.

         (a) A "highly compensated active employee" is any employee who performs service for the Employer during the determination year and who, during the look-back year:

              (1) received compensation from the Employer in excess of seventy-five thousand dollars ($75,000) (as adjusted pursuant to Section 415(d) of the Code);

              (2) received compensation from the Employer in excess of fifty thousand dollars ($50,000) (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or

              (3) was an officer of the Employer and received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

              The term "highly compensated active employee" also includes:

              (4) An employee (i) who is described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and (ii) who is one of the one hundred (100) employees who received the most compensation from the Employer during the determination year; and

              (5) An employee who is a five percent (5%) owner at any time during the look-back year or the determination year.

              If no officer has satisfied the compensation requirement of (3) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

              For this purpose, the determination year shall be the Plan Year, and the look-back year shall be the twelve (12)-month period immediately preceding the determination year.

         (b) A "highly compensated former employee" is any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's fifty-fifth
              (55th) birthday.

         If an employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former employee or a Highly




                                      1-5

         Compensated Employee who is one of the ten (10) most highly compensated employees ranked on the basis of compensation paid by the Employer during such year, then the family member and five percent (5%) owner or top ten (10) Highly Compensated Employee shall be treated as a single employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five (5%) percent owner or top ten (10) Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

         In determining who is a Highly Compensated Employee, employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all employers in the Controlled Group shall be taken into account as a single employer and leased employees, within the meaning of Section 414(n) of the Code shall be considered employees unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of leased employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly compensated former employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the determination year. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top one hundred (100) employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

1.18 "HOURS OF SERVICE" shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer. Hours of Service shall be credited for employment with other members of a Controlled Group of which the Employer is a member. Hours of Service shall also be credited for periods an individual is considered a leased employee, within the meaning of Section 414(n) of the Code, or would be considered a leased employee if Code Section 414(n) did not require one year of full-time service, except for periods such leased employee is covered by a plan described in Code Section 414(n)(5).

1.19 "INCOME" shall mean the net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions, and expenses paid from the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of fair market value.

         If any portion of the Trust Fund is segregated into one (1) or more separate accounts on behalf of a Participant, Income shall be determined with respect to each such account.



                                      1-6

1.20 "MARKET VALUE" on any day shall mean the closing price of common stock of the Sponsor on a national securities exchange on such day, or if such stock is not traded on a national securities exchange, the average of the closing bid and asked prices of such stock as reported in the Wall Street Journal.

         If the day on which the Market Value is required is not a business day for the national securities exchanges, determination of Market Value shall be made on the last business day for the national securities exchanges immediately preceding the day on which Market Value is required.

1.21 "NET PROFITS" shall mean the current or accumulated profits of the Employer determined according to generally accepted accounting principles before any deduction for federal and state income taxes or state franchise and excise taxes and without taking into consideration a deduction for the contribution to the Plan or to another plan of the Employer which is qualified under Section 401(a) of the Code.

1.22 "NON-HIGHLY COMPENSATED EMPLOYEE" shall mean, effective January 1, 1989, an Employee of the Employer who is neither a Highly Compensated Employee nor "family" with respect to a Highly Compensated Employee (as defined in Section 414(q)(6)(B) of the Code).

1.23 "NORMAL RETIREMENT AGE" shall mean for an Employee the later of (a) the sixty-fifth (65th) birthday of the Employee, and (b) the fifth
         (5th) anniversary of the first day of the Plan Year during which the Employee commences participation in the Plan, disregarding any period which may be disregarded pursuant to Section 1.30 hereof. Provided, however, that for an Employee who was a Participant on December 31, 1993, the term shall mean the sixty-fifth (65th) birthday of the Employee.

1.24 "PARTICIPANT" shall mean an Employee participating in the Plan in accordance with the provisions of Article 2 hereof.

1.25 "PERSONAL ACCOUNT" shall mean the account maintained on behalf of a Participant to which shall be credited the number of shares of common stock of the Sponsor and the value of other investments attributable to Participant contributions and the Participant's share of the Income allocable to this account.

1.26 "PLAN" shall mean the First Incentive Reward Savings Thrift Plan, as established effective April 1, 1983 and as amended from time to time.

1.27 "PLAN YEAR" shall mean an annual accounting period of twelve (12) consecutive months from January 1 through the following December 31.

1.28 "RETIRED PARTICIPANT" shall mean a Participant whose participation in the Plan has terminated and who is entitled to receive benefits provided by the Plan.

1.30 "SERVICE" shall mean the period commencing on the Employee's date of commencement of employment, or reemployment, as the case may be, with the Employer and ending on




                                      1-7
         the first day of the subsequent Break in Service. Service shall be expressed in years and a decimal fraction of a year based on completed months, and all non-successive periods of Service (including fractional years) shall be aggregated.

         Provided however, that Service before a Break in Service shall be disregarded for purposes of the Plan in the following circumstances:

         (a) Until the Employee shall have completed one (1) year of Service after such Break in Service.

         (b) If the Employee was not entitled to a benefit arising from Employer contributions, pursuant to Article 7 or 8 hereof, attributable to Service immediately preceding a Break in Service, and if the number of consecutive Breaks in Service equals or exceeds the greater of five (5) or the Employee's number of years of Service prior to such consecutive Breaks in Service. The number of years of Service prior to such consecutive Breaks in Service shall be deemed to exclude any years of Service not required to be taken into account by reason of any prior Breaks in Service.

         In determining Service for an Employee, the following periods shall be considered employment with the Employer:

         (c) The Employee's employment with any employers which are members of the Controlled Group while such employers are members of the Controlled Group; and

         (d) To the extent resolved by the Board of Directors of the Sponsor, any period of employment of the Employee by any predecessor organization to the Employer which ended on the date the predecessor organization is merged or consolidated into the Employer or is acquired by the Employer; and

         (e) Periods during which such Employee was considered a leased employee, within the meaning of Section 414(n) of the Code, or would be considered a leased employee if Code Section 414(n) did not require one year of full-time service, except for periods such leased employee is covered by a plan described in Code
              Section 414(n)(5).

1.31 "SPONSOR" shall mean First American Corporation, a Tennessee corporation with its principal location in Nashville, Tennessee, and any person, firm or corporation into which First American Corporation may be merged or consolidated or by which it may be succeeded.

1.32 "SPOUSE" shall mean the actual spouse or surviving spouse of a Participant or a former spouse of a Participant, if and to the extent such former spouse is to be treated as a spouse or surviving spouse of the Participant under a qualified domestic relations order described in Section 414(p) of the Code.

1.33     "TERMINATION DATE" shall mean for an Employee the earlier of:




                                      1-8

         (a) the date on which the Employee dies or quits, retires, or is discharged from the employ of the Employer;

         (b) the first anniversary of the first date of a period in which the Employee remains absent from employment with the Employer (with or without pay) for any reason other than death or quit, retirement or discharge from such employment.

1.34 "TRUST" shall mean the trust established by the Plan under which the Employer's contributions and the contributions by Participants shall be received, held, invested and disbursed by the Trustee to, or for the benefit of, Participants, Retired Participants and their Beneficiaries.

1.35 "TRUST FUND" or "FUND" shall mean any and all cash, securities, real estate, insurance company contracts and other property held by the Trustee pursuant to the terms of the Plan.

1.36 "TRUSTEE" shall mean such individual, individuals or financial institution as shall have accepted the appointment by the Sponsor as Trustee under the Plan.

1.37     "VESTING SERVICE" shall mean the period of an Employee's Service.

         Provided, however, that the following periods of Service shall be disregarded in computing a Participant's period of Vesting Service under the Plan:

         (a)  Service before the date one (1) year before the Effective Date;

         (b) Service before the Effective Date for all Employees who do not become Participants on the Effective Date;

         (c) Service after five (5) consecutive Breaks in Service, with respect to determining the vested percentage applicable to any benefit derived from Employer contributions before such Breaks in Service; and

         (d) Service during any period for which the Employee is eligible to participate but does not make mandatory contributions required to participate in the Plan.

         Provided, further, that if a Participant becomes, or ceases to be, an Employee as a result of a change in his classification of employment, his prior, or continued, employment in an excluded class shall be deemed Service for purposes of determining his Vesting Service.

         Provided, further, that if a Participant was covered by a predecessor plan qualified under Section 401(a) of the Code which plan was maintained by the Employer and terminated within the five-year period immediately preceding or following the Effective Date, Vesting Service shall include the period preceding the Effective Date during which such predecessor plan was maintained but only to the extent that (i) such period was recognized as vesting service under such predecessor plan and (ii) pursuant to such predecessor plan,




                                      1-9
         the Participant made mandatory contributions (including salary reductions under a cash or deferred plan) required to participate in the plan for such period.




                                     1-10

                                   ARTICLE 2
                           PARTICIPATION IN THE PLAN



2.01     ELIGIBILITY DATE.

         Each Employee on December 31, 1993, who is a Participant in the Plan on that date and who continues to be an Employee on January 1, 1994, shall without further requirements, continue as a Participant hereunder.

         Each other Employee on January 1, 1994, and each person who becomes an Employee after January 1, 1994, shall, subject to the overriding provisions of the following paragraph, be eligible to become a Participant on the date he first becomes an Employee.

         Notwithstanding the foregoing, however, no Employee shall become a Participant prior to the effective date of the adoption of the Plan by his Employer.

2.02     ELIGIBILITY DETERMINATION.

         Upon an Employee's becoming eligible to become a Participant, the Committee shall forward to the Employee such application for participation as the Committee shall require and shall notify him of the requirements to become a Participant. Should any question arise as to eligibility, the Committee shall decide such question, and such determination, if made in good faith and in accordance with the terms of the Plan, shall be final.

2.03     PARTICIPATION.

         An Employee shall become a Participant on the first day he is eligible to become a Participant or on the first day of any subsequent calendar quarter, provided he has, within the first thirty (30) days following his becoming an Employee or during the thirty (30) - day period immediately preceding such January 1, April 1, July 1 or October 1, filed with the Committee such written application as the Committee may require for participation in the Plan agreeing to abide by all the provisions hereof. Notwithstanding the foregoing, a Participant shall be entitled to make contributions pursuant to Section 3.02 or participate in deferred income contributions pursuant to Section 3.04 only with respect to Compensation the payment of which is processed after the filing of such application.

         If a Participant incurs a Break in Service because of a change in his classification of employment, he shall be granted benefits, if any, in accordance with Article 7 or 8 hereof.

         In the event that a Participant's Service terminates, or that he discontinues his contributions to the Plan, he shall thereupon cease to be a Participant.




                                      2 - 1

2.04     PARTICIPATION FOLLOWING RE-EMPLOYMENT OR BREAK IN SERVICE.

         Any former participant who is re-employed following termination of Service, or who has Service after a Break in Service, shall be eligible to participate in the Plan on his date of re-employment or the date of resumption of his Service, as the case may be.

2.05     ABSENCE IN THE ARMED SERVICES.

         In the case of an Employee or a Participant who leaves Service to enter the Armed Services of the United States of America and who returns to Service on or before the expiration of ninety (90) days after the date on which he is entitled to be released from active duty in the Armed Services (or at such other date as the law may specify as to re-employment), such Service of an Employee or Participant, to the extent required by law, shall be treated as continuous despite such absence, and such period of absence shall be included, to the extent required by law, for purposes of eligibility to participate and Vesting Service for purposes of the Plan.

2.06     FAMILY AND MEDICAL LEAVE ACT REQUIREMENTS.

         Notwithstanding any other provisions of the Plan, in the case of an Employee who takes family or medical leave as an eligible employee of a covered employer under the provisions of the Family and Medical Leave Act of 1993 (FMLA), any period of FMLA leave shall be treated as continued service for purposes of eligibility to participate and Vesting Service to the extent required by applicable law.




                                      2 - 2

                                   ARTICLE 3
                           CONTRIBUTIONS TO THE PLAN



3.01     EMPLOYER CONTRIBUTIONS.

         Each Plan Year ending after the Effective Date and during the continuance of the Plan, the Employer shall determine, pursuant to this Article 3, the amount that the Employer shall contribute to the Plan for the Plan Year. Contributions by the Employer shall be made out of Net Profits, except that contributions on behalf of an Employer may be made from Net Profits of the Sponsor or one or more Adopting Companies which are members of an affiliated group, as defined in
         Section 1504 of the Code, if such Employer is prevented from making a contribution which it would otherwise have made under the Plan by reason of having no Net Profits or because Net Profits are less than the contributions which it would otherwise have made.

         Subject to sufficient Net Profits, the Employer shall contribute the following amounts to the Plan:

         (a) Basic Employer Contribution - An amount determined by the Employer which, except as may be required to provide the minimum allocation to Non-Key Employees pursuant to Section 14.03 hereof, shall be not less than zero percent (0%) nor more than two percent (2%) of the Compensation for the Plan Year of those Employees who are Participants on December 31 (or who (i) terminated employment since the last December 31 as a result of death, Disability or retirement at Normal Retirement Age or (ii) were employed for at least six (6) months during the Plan Year and terminated employment since the last December 31 as a result of a reduction in force or retirement pursuant to Section 5.03 (or any successor early retirement provision) of the First American Corporation Master Retirement Plan); and

         (b) Matching Employer Contribution - An amount on behalf of each Participant eligible to receive an allocation to Part II of his Employer Account pursuant to Section 4.01 for each one dollar ($1.00) of mandatory contributions, pursuant to Section 3.02 hereof, contributed by the Participant since the last Allocation Date. The amount of the matching Employer contribution shall be twenty-five cents ($0.25), except that annually the Employer may determine that a larger amount, not exceeding one dollar ($1.00), shall be contributed on behalf of those Employees who are Participants on December 31 (or who (i) terminated employment since the last December 31 as a result of death, Disability or retirement at Normal Retirement Age or (ii) were employed for at least six (6) months during the Plan Year and terminated employment since the last December 31 as a result of a reduction in force or retirement pursuant to Section 5.03 (or any successor early retirement provision) of the First American Corporation Master Retirement Plan) for each one dollar ($1.00) of mandatory contributions for the Plan Year.




                                      3 - 1

         Employer contributions shall be made as soon as practicable following the date on which the mandatory contributions to which they relate are made and on or before the due date (including extensions) for filing the federal income tax return for the year for which such contributions are made, except that such portion of said Employer contributions as exceeds twenty-five cents ($0.25) for each one dollar ($1.00) of mandatory contributions shall be made as of the last day of the Plan Year to which such Employer contributions relate.

         Provided, however, that any Forfeitures arising since the last Allocation Date or otherwise becoming available shall be applied to reduce the Employer's contributions to the Plan for the current Plan Year, or as soon thereafter as practicable.

         In satisfaction of its contribution obligations under this Section 3.01, the Employer may, at its option, deliver or cause to be delivered either cash or shares of common stock of the Sponsor valued at the aggregate current Market Value thereof on the date of delivery.

3.02     PARTICIPANT CONTRIBUTIONS.

         (a) After-Tax Contributions. Effective with the later of the first day of the first full payroll period ending after the Effective Date and the date on which he becomes a Participant entitled to contribute pursuant to Section 2.03, a Participant may contribute to the Plan an amount at his election equal to at least one percent (1%) but not more than six percent (6%) (determined in whole percentages) of such Participant's Compensation for the Plan Year for which the contribution is made. Such Participant contributions shall be designated as mandatory contributions and shall be required for participation in the Plan.

              A Participant may change the amount of his mandatory contributions by prior notice to the Committee (in writing or such other means as allowed by the Committee) given during the fifteen (15) day period beginning on the first day of the month immediately preceding the effective date of such change; provided, however, that the amount of mandatory contributions may not be changed except as of January 1, April 1, July 1, or October 1, or as of the first day of any month following the date on which the Participant becomes disabled under the terms of the First American Corporation Short Term Disability Plan (but only until recovery from such disability).

              In addition to his mandatory contributions, any Participant may voluntarily contribute to the Plan an additional percentage of his Compensation (determined in whole percentages) not exceeding ten percent (10%). Voluntary contributions may be made only within the fifteen (15) day period immediately following January 1, April 1, July 1 or October 1, or by payroll deductions commencing as of January 1, April 1, July 1 or October 1. The amount of voluntary contributions made by payroll deductions may not be changed except by prior notice to the Committee (in writing or such other means as allowed by the Committee) given during the fifteen (15) day period beginning on the first day of the month immediately preceding the effective date of such change; provided however that the amount of voluntary contributions




                                      3 - 2
              made by payroll deductions may not be changed except as of January 1, April 1, July 1 or October 1 or as of the first day of any month following the date on which the Participant becomes disabled under the terms of the First American Corporation Short Term Disability Plan (but only until recovery from such disability).

              Contributions by a Participant shall be collected by the Employer and remitted to the Trustee, and shall be credited to such Participant's Personal Account and immediately become nonforfeitable.

         (b) Rollover Contributions. Rollover contributions by a Participant to his Personal Account in cash or in other property acceptable to the Trustee shall be allowed from individual retirement accounts, within the meaning of Section 408(a) of the Code, which have been established as conduits for other qualified plan distributions pursuant to Section 402 or Section 403 of the Code or from another qualified plan; provided that no portion of any such rollover is attributable to nondeductible employee contributions and provided further that acceptance of such rollover contributions shall be subject to any procedures governing acceptance of such rollover contributions which may be established by the Committee or Trustee. Direct rollover of an eligible rollover contribution as described in Code Sections 401(a)(31) and 402 and regulations thereunder elected by a Participant shall be allowed from another qualified plan, provided that such direct rollover shall be made only in cash or its equivalent and provided further that acceptance of such rollover contributions shall be subject to any procedures governing acceptance of such rollover contributions which may be established by the Committee or Trustee. Such rollover amounts:

              (1)   shall be nonforfeitable at all times;

              (2) shall not be considered in determining the maximum voluntary contributions which may be made by the Participant;

              (3) shall be treated in the same manner as voluntary Participant contributions for purposes of investment and allocation of Income; and

              (4) shall be distributed or withdrawn in the same manner as the distribution or withdrawal of benefits pursuant to Articles 6, 7 and 8 and Section 5.01 hereof.

         (c) Prior Plan Accounts. A "prior plan account" shall be created for any Participant for whose benefit a vested account balance has been transferred from a plan for which the Plan serves as an amendment, restatement and continuation, provided the sponsor of such prior plan has become an Adopting Company. The amount held in each such "prior plan account":

              (1)   shall be nonforfeitable at all times;

              (2) shall not be considered in determining the maximum voluntary contributions which may be made by the Participant;




                                     3 - 3

              (3) shall be treated in the same manner as voluntary Participant contributions for purposes of investment and allocation of Income; and

              (4) shall be distributed in the same manner as the distribution of benefits pursuant to Articles 6, 7 and 8, but shall not be subject to withdrawal pursuant to Article 5 hereof.

              The vested percentage of Part II of the Employer Account of a Participant for whom a "prior plan account" has been created shall be determined in accordance with the vesting schedule of
              Section 8.01 based only upon Vesting Service credited pursuant to
              Section 1.37. If any prior plan was an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code which held or had distributed securities acquired with the proceeds of an exempt loan as defined in Treas. Reg. subsection 54.4975-7, the protections and rights relating to put, call or other options and to buy-sell or similar arrangements as required by Treas. Reg. subsection 54.4975-11(a)(3), 54.4975-7(b)(4) and
              54.4975-7(b)(10), (11) and (12) as set forth in such prior plan shall continue and shall apply with respect to such "prior plan account" balances. In addition, if any prior plan was an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, the assets of such prior plan attributable to "prior plan accounts" shall be invested in common stock of the Corporation or other employer securities as defined in Section 409(l) of the Code.

3.03     TAX CREDIT EMPLOYER CONTRIBUTIONS.

         Tax credit employer contributions were made to the Plan during periods when they were allowed by law. Tax credit employer contributions are not allowed with respect to compensation paid or accrued after December 31, 1986.

         Distributions from a Participant's Employer Account attributable to Employer contributions pursuant to this Section 3.03 shall be made in cash or in common stock of the Sponsor, at the direction of the Committee; provided, however, that the Participant shall have the right to require that such amounts be distributed in common stock of the Sponsor and further provided that, if such stock is not readily tradable on an established market, the Participant shall have the right to require that such amounts be distributed in cash and, if such amounts are not distributed in cash, such stock (except in the case of a bank, as defined in Section 581 of the Code, which is prohibited by law from redeeming or purchasing its own securities) shall be subject to a put option which requires the Employer to repurchase such securities under a fair valuation formula. The put option shall be exercised by the holder by notifying the Employer in writing within one of two option periods that the put option is being exercised. The first such option period shall be a period of sixty (60) days commencing on the date of distribution of the stock to the Participant and the second option period shall be a period of sixty (60) days commencing on the first day of the following Plan Year. Distributions of stock shall be in full shares to the extent possible; the value of any fractional shares shall be paid in cash at the Market



                                     3 - 4

         Value of such stock on the first day of the month next preceding the date of such distribution.

3.04     DEFERRED INCOME CONTRIBUTIONS.

         In lieu of all or any part of the mandatory Participant contributions described in Section 3.02 hereof, each Participant may elect to enter into a deferred income agreement with the Employer to reduce his Compensation by a designated amount not less than one percent (1%) and not more than six percent (6%) (determined in whole percentages) of his Compensation. The agreement shall be executed prior to the end of the pay period in which it becomes effective and shall be effective and irrevocable until termination at the expiration of its term as of any March 31, June 30, September 30 or December 31 or replacement by a modified agreement; provided, that, in the event a Participant becomes disabled under the terms of the First American Corporation Short Term Disability Plan, the term of the agreement may be converted (until recovery from such disability) to a term ending on the last day of the calendar month.

         The Committee can modify the deferred income agreements for Highly Compensated Employees at any time in order to satisfy the restrictions of this Section 3.04 and Section 3.05 hereof. The Committee, in its sole discretion, may elect to limit the application of this paragraph to Participants who constitute upper management or to such other category whose membership constitutes the most highly compensated Participants in the Plan.

         The Employer shall contribute out of its Net Profits to Part I of the Employer Account of each Participant an amount equal to the reduction in such Participant's Compensation pursuant to his deferred income agreement. The contribution to be made as a result of such reduction in Compensation shall be paid to the Trustee during the month following the month for which the reduction in Compensation was made and shall be invested in the same manner as Participant contributions described in Section 3.02 hereof; provided, however, that, where a Participant has executed a deferred income agreement pending the adoption of the Plan by the Employer or pending a determination by the Committee whether contributions on his behalf under such agreement would cause the Plan not to qualify under Section 401(k) of the Code, such contributions may be paid to the Trustee during the month following the month in which such adoption or determination is made, whichever is applicable, but in no event later than thirty (30) days after the end of the Plan Year.

         Deferred income contributions made pursuant to this Section 3.04 shall be treated as mandatory Participant contributions for purposes of the matching Employer contributions described in Section 3.01(b) hereof.

         For Plan Years beginning on and after January 1, 1987, a Participant's aggregate deferred income contributions in any taxable year of the Participant shall not be greater than seven thousand dollars ($7,000), or such increased amount pursuant to Section 402(g) of the Code for any taxable year as determined by the Commissioner of Internal Revenue and effective on January 1 of the taxable year. Deferred income contributions in excess of the




                                     3 - 5
         preceding limit occurring in any Plan Year (together with any Income allocable to such amount) shall be distributed not later than the first April 15th following the close of the Plan Year in which such excess deferral contributions occurred, to the Participant on whose behalf the excess was contributed.

         If the Participant makes "elective deferrals," as defined in regulations issued pursuant to Section 402(g) of the Code, to more than one plan, which exceed the limit described above in the aggregate, such Participant may elect a distribution of a part or all of such excess amount which has been contributed to this Plan. An election to receive a distribution of such excess deferrals must be in writing and must include the Employee's certification that the specified amount is an excess deferral. Such election must be made not later than the first March 15th following the close of the Plan Year in which such excess deferrals occurred. Upon such election, the excess amount specified by the Participant shall be distributed to the Participant not later than the first April 15th following the close of the Plan Year in which such excess deferrals occurred. The amount of such excess to be distributed shall be reduced by the amount of any excess contributions previously distributed pursuant to Section 3.05 hereof for the Plan Year beginning within the taxable year for which the excess under this Section 3.04 is distributed.

         Such excess deferrals shall be adjusted for any Income allocable to such excess deferrals. The Income allocable to excess deferrals attributable to periods ending before January 1, 1994 is the sum of:
         (i) Income allocable to the portion of the Participant's Employer Account attributable to deferred income contributions for the taxable year multiplied by a fraction, the numerator of which is such Participant's excess deferred income contributions for the year and the denominator of which is the Participant's account balance attributable to deferred income contributions without regard to any Income occurring during such taxable year; and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month. The Income allocable to such excess deferred income contributions attributable to periods beginning on or after January 1, 1994 shall be equal to the Income allocable to the portion of the Participant's Employer Account attributable to deferred income contributions for the year multiplied by a fraction, the numerator of which is the excess deferred income contributions for the Participant for the year and the denominator of which is the total account balance of the Employee attributable to deferred income contributions without regard to any Income occurring during the taxable year.

         The determination of whether a Participant's deferred income contributions with respect to any taxable year shall exceed the limitations of Code Section 402(g) shall be the sole responsibility of the Participant, and neither the Employer, the Committee nor the Trustee shall have any obligations with respect to such determination.

         Contributions under this Section 3.04 and any Income thereon shall at all times be nonforfeitable.




                                     3 - 6

3.05     COVERAGE AND DISCRIMINATION REQUIREMENTS.

         Deferred income contributions for any Plan Year after December 31, 1986 shall satisfy one of the following tests:

         (a) the average deferral percentage for the Highly Compensated Employees who are eligible to participate in the Plan for the Plan Year shall not be more than the average deferral percentage of the Non-highly Compensated Employees who are eligible to participate in the Plan for the Plan Year multiplied by one and twenty-five hundredths (1.25); or

         (b) the excess of the average deferral percentage for the Highly Compensated Employees who are eligible to participate in the Plan for the Plan Year over that of the Non-highly Compensated Employees who are eligible to participate in the Plan for the Plan Year shall not be more than two percent (2%), nor shall the average deferral percentage for such Highly Compensated Employees be more than that of such Non-highly Compensated Employees multiplied by two (2).

         For purposes of this Section, the term "average deferral percentage" for a group of Employees shall mean the average of the percentages, calculated separately for each Employee in the group, of the amount of deferred income contributions and basic Employer contributions made on behalf of the Employee for a Plan Year, to the amount of the Employee's Compensation for such Plan Year (the "deferral percentage"). However, deferred income contributions and basic Employer contributions shall not be included for purposes of determining the deferral percentage to the extent they are taken into account for purposes of determining the average contribution percentage of Section 3.06 hereof. However, for purposes of determining the deferral percentage of a Participant who is a five percent (5%) owner of the Employer or one of the top ten (10) highest paid Highly Compensated Employees, the amount of deferred income contributions, basic Employer contributions and Compensation of such Participant shall include the deferred income contributions, basic Employer contributions and Compensation of family members (as described in Code Section 414(q)(6)(B)) to the extent required by regulations. Family members who are required to be aggregated with respect to such Highly Compensated Employees shall be disregarded as separate Employees in determining the average deferral percentage both for eligible Employees who are Highly Compensated Employees and for eligible Employees who are Non-highly Compensated Employees.

         A deferred income contribution shall be considered to have been made with respect to a Plan Year if it (i) is allocated to the account of a Participant as of any date within that Plan Year and (ii) relates to Compensation that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the arrangement, or is attributable to services performed by the Participant in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within two and one-half (2-1/2) months after the close of the Plan Year. A contribution shall be considered allocated as of any date within a Plan Year if the following conditions are met:




                                     3 - 7

         (c) such allocation is not dependent upon participation in the Plan as of any date subsequent to the allocation date,

         (d) the Employer contributions in addition to those attributable to deferred income contributions are actually made to the Plan no later than the end of the period described in Code Section 404(a)(6) applicable to the taxable year with or within which the Plan Year ends, and

         (e) the Employer contributions attributable to deferred income contributions are actually made to the Plan no later than the end of the twelve (12) month period immediately following the end of the Plan Year to which the contribution relates.

         Excess contributions shall mean, with respect to any Plan Year, the excess of:

         (f) The aggregate amount of contributions actually taken into account in computing the average deferral percentage of Highly Compensated Employees for such Plan Year as described above, over

         (g) The maximum amount of such contributions permitted by the average deferral percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the average deferral percentages, beginning with the highest of such percentages).

         Provided, that the amount of any such excess contributions to be distributed pursuant to this Section 3.05 with respect to a Participant for a Plan Year shall be reduced by any deferred income contributions in excess of the dollar limit specified in Section 3.04 hereof which are previously distributed to such Participant for his taxable year ending with or within such Plan Year. In addition, the amount of such excess contribution of a Highly Compensated Employee whose average deferral percentage is determined under the family aggregation rules, shall be allocated among the family members in proportion to the salary deferral contributions of each family member that are combined to determine the combined average deferral percentage.

         Excess contributions shall be adjusted for any Income allocable to excess contributions, determined in a manner analogous to the above allocation of Income to excess deferrals, but basing the allocation on excess contributions.

         If, for any Plan Year, deferred income contributions are made with respect to the Highly Compensated Employees in excess of that permissible under subsections (a) and (b) of this Section 3.05, the Committee shall, before the end of the Plan Year following the Plan Year during which such excess contribution occurs

         (i) distribute the amount of such excess to the Participant on whose behalf the contribution was made, or

         (ii) notify the Participant that he may elect to treat such excess as having been distributed to him and then contributed pursuant to
              Section 3.02(a) hereof.




                                     3 - 8

         Any distributions made hereunder shall be made to Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each of such Employees.

3.06     DISCRIMINATION REQUIREMENTS FOR OTHER CONTRIBUTIONS.

         For Plan Years after December 31, 1986, the Plan shall satisfy the nondiscrimination requirements of Section 401(m) of the Code and the regulations issued thereunder, which are incorporated herein by reference. The Plan shall satisfy such requirements if, with respect to any Plan Year, either of the following alternative conditions are met:

         (a) the average contribution percentage for eligible Highly Compensated Employees is not greater than the average contribution percentage for eligible Non-highly Compensated Employees, multiplied by one and twenty-five hundredths (1.25).

         (b) the excess of the average contribution percentage for eligible Highly Compensated Employees over that of eligible Non-highly Compensated Employees is not more than two percent (2%), nor is the average contribution percentage for such Highly Compensated Employees more than that of such Non-highly Compensated Employees, multiplied by two (2).

         "Eligible Employee" shall mean any Employee who is directly or indirectly eligible to make mandatory or voluntary after-tax contributions, or a deferred income contribution (if the Employer takes such contributions into account in the calculation of the average contribution percentage) or to receive basic Employer contributions or matching Employer contributions. The term "average contribution percentage" for a group of Employees shall mean the average of the percentages, calculated separately for each Employee in the group, of the amount of mandatory and voluntary after-tax contributions and matching Employer contributions made on behalf of an Employee during the Plan Year to that Employee's Compensation for such Plan Year (the "contribution percentage"). Provided, that the Employer may elect to include deferred income contributions and basic Employer contributions made pursuant to Section 3.01(a) hereof to the extent such contributions are not included in the calculation of the tests specified in Section 3.05 hereof, in the calculation of an average contribution percentage. However, for purposes of determining the contribution percentage of a Participant who is a five percent (5%) owner of the Employer or one of the top ten (10) highest paid Highly Compensated Employees, the amount of mandatory or voluntary after- tax contributions, matching Employer contributions and Compensation of such Participant shall include the mandatory or voluntary after-tax contributions, matching Employer contributions and Compensation of family members (as described in Code Section 414(q)(6)(B)). Family members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the contribution percentage both for eligible Employees who are Non-highly Compensated Employees and for eligible Employees who are Highly Compensated Employees.




                                     3 - 9

         "Excess aggregate contributions", plus any Income allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such excess aggregate contributions were allocated for the preceding Plan Year. Excess aggregate contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in proportion to the mandatory and voluntary after-tax contributions and matching Employer contributions of each family member that are combined to determine the combined average contribution percentage. Excess aggregate contributions shall be treated as annual additions, as defined in Section 4.04 hereof.

         "Excess aggregate contributions" shall mean, with respect to any Plan Year, the excess of:

         (i) The aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

         (ii) The maximum contribution percentage amounts permitted by the average contribution percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages).

         Such determination shall be made after first determining excess deferred income contributions pursuant to Section 3.04 hereof and then determining excess contributions pursuant to Section 3.05 hereof.

         Excess aggregate contributions shall be adjusted for any Income allocable to excess aggregate contributions, determined in a manner analogous to the above allocation of Income to excess deferrals, but basing the allocation on excess aggregate contributions.

         Any adjustments made hereunder shall be made to Highly Compensated Employees on the basis of the respective portions of the excess aggregate contributions attributable to each of such Employees.

         Forfeitures of excess aggregate contributions shall be applied to reduce Employer contributions.

3.07     MULTIPLE USE OF ALTERNATIVE LIMITATION.

         Compliance with Section 3.05 and Section 3.06 shall not be achieved by the use of both the limitation in Section 3.05(b) and the limitation in Section 3.06(b) for the same Plan Year. The determination and correction of such a multiple use shall be governed by the rules set forth in Section 401(m) of the Code and in regulations interpreting such section, which are incorporated herein by reference; provided, however, that the multiple use shall be corrected through reduction of the average contribution percentage of all Highly Compensated Employees, reducing voluntary after-tax contributions first.




                                    3 - 10

3.08     INVESTMENT OF CONTRIBUTIONS.

         For purposes of the investment of contributions to the Plan, the Trustee shall establish and maintain the following funds:

         Fund A shall be fully invested, to the extent practicable, in shares of common stock of the Sponsor. The Trustee may, in its sole discretion, temporarily maintain such part of the assets of Fund A in cash, or in such demand or short-term time deposits bearing a reasonable rate of interest (including demand or short-term time deposits with the Trustee), as may be deemed necessary or appropriate by it.

         Fund B shall be invested by the Trustee only in fixed income-type securities, including units of participation in any fixed income type fund maintained by the Trustee for tax-qualified plans, commercial bank savings accounts or certificates of deposit bearing a reasonable rate of interest, short-term money market instruments and United States Treasury obligations, and including, as may be directed from time to time by the Committee, insurance company contracts that provide a guaranteed rate of return, in which case the Trustee is expressly authorized to the extent allowed by law to invest in a single class of assets without any requirement to diversify the class of assets held in Fund B. No more than ten percent (10%) of Fund B may be invested in securities of the Sponsor or any Adopting Company.

         Fund C shall be invested by the Trustee in a diversified portfolio of corporate common stocks, including units of participation in any equity-type fund maintained by the Trustee for tax-qualified plans, whether or not the same be authorized by law for the investment of trust funds. The Trustee may, in its sole discretion, temporarily maintain such part of the assets of Fund C in such demand or short-term time deposits and commercial paper bearing a reasonable rate of interest (including demand or short-term time deposits with the Trustee) as may be deemed necessary or appropriate by the Trustee if the Trustee determines it to be imprudent to invest entirely in common stocks. No more than ten percent (10%) of Fund C may be invested in securities of the Sponsor or any Adopting Company.

         Fund D shall be invested by the Trustee only in short-term money market type securities, including units of participation in any short-term fund maintained by the Trustee for tax-qualified plans, commercial bank savings accounts or certificates of deposit bearing a reasonable rate of interest, short-term money market instruments and United States Treasury obligations. No more than ten percent (10%) of Fund D may be invested in securities of the Sponsor or any Adopting Company.

         Employer contributions pursuant to Sections 3.01 and 3.03 hereof shall be invested in Fund A.



                                    3 - 11

         Participant contributions, including deferred income contributions pursuant to Section 3.04 hereof, shall be invested in Fund A, Fund B, Fund C and Fund D, in ratios as elected by the Participant. Any such investment vehicle elected by the Participant must be designated for twenty-five percent (25%) or more of the Participant's contributions, in multiples of twenty-five percent (25%). A Participant may elect to have all of his contributions invested in a single investment vehicle or to exclude one or more investment vehicles entirely from receiving any portion of his contributions. A Participant may also elect to change the investment vehicle for the balances in his Personal Account and in Part I of his Employer Account attributable to deferred income contributions as of any particular Allocation Date. Such election shall be independent of the Participant's election of an investment vehicle for his current Participant contributions, but any election of an investment vehicle for such account balances must be designated in multiples of twenty-five percent (25%) of such account balances on the Allocation Date as of which such election is made. Investment vehicles and ratios shall be elected by prior notice to the Committee in writing or such other means as allowed by the Committee. Such elections may be made during any fifteen (15) day period beginning on the first day of March, June, September or December. The transfer of assets among investment vehicles for existing account balances resulting from such elections shall be effected on the effective date specified in such elections or as soon as administratively practicable thereafter.

         The Plan shall be an "ERISA Section 404(c) Plan" which means that the Plan shall be operated in compliance with Department of Labor Regulations Section 2550.404c-1.

3.09     MEDIUM OF FINANCING THE PLAN.

         Investment of all contributions made in accordance with the Plan and provision for payment of benefits to Retired Participants and Beneficiaries shall be accomplished by a Trust, as it may be amended from time to time, which shall constitute a part of the Plan.




                                    3 - 12

                                   ARTICLE 4
                             PARTICIPANTS' ACCOUNTS



4.01     ALLOCATION OF EMPLOYER CONTRIBUTIONS.

         As soon as practicable after each Allocation Date, Employer contributions and deferred income contributions shall be allocated to Participants' Employer Accounts as follows:

         Part I Deferred income contributions pursuant to Section 3.04 hereof shall be allocated to the respective Participants' accounts.

         Part II Matching Employer contributions pursuant to Section 3.01(b) hereof not in excess of twenty-five cents ($0.25) for each one dollar ($1.00) of mandatory Participant contributions shall be allocated to the respective Participants' accounts.

         Except for deferred income contributions, only those persons who are Participants on an Allocation Date or who (i) terminated employment since the last Allocation Date as a result of death, Disability or retirement at Normal Retirement Age or (ii) were employed for at least six (6) months during the Plan Year and terminated employment since the last Allocation Date as a result of a reduction in force or retirement pursuant to Section 5.03 (or any successor early retirement provision) of the First American Corporation Master Retirement Plan shall be eligible to share in the allocation for that Allocation Date.

         In addition, as soon as practicable after each December 31, Employer contributions shall be allocated to Participants' Employer Accounts as follows:

         Part I Basic Employer contributions pursuant to Section 3.01(a) hereof shall be allocated to each Participant's account; each Participant's share in such basic Employer contributions shall be that amount which bears the same ratio to such basic Employer contributions as the Participant's Compensation for the Plan Year bears to the total Compensation for the Plan Year for all Participants entitled to share in the allocation. Provided, however, that the Committee may direct, in its discretion, that all or any portion of the basic Employer contributions for any Plan Year shall be contributed on behalf of, and allocated to, only those Participants who are not Highly Compensated Employees for such Plan Year. Any such committee-directed basic Employer contributions shall be allocated in proportion to mandatory contributions made by or on behalf of Participants, pursuant to Sections 3.02 and 3.04 hereof, who are not Highly Compensated Employees for such Plan Year.

         Part II Matching Employer contributions pursuant to Section 3.01(b) hereof in excess of twenty-five cents ($0.25) for each one dollar ($1.00) of mandatory




                                     4 - 1

                     Participant contributions shall be allocated to the respective Participants' accounts; provided, however, that no matching Employer contribution shall be allocated with respect to any Participant contribution or deferred income contribution that is returned or distributed to the Participant in accordance with Section 3.04, Section 3.05,
                     Section 3.06 or Section 4.04. In the event that such a matching Employer contribution is allocated to the account of a Participant, such matching Employer contribution shall be forfeited as of the last day of the Plan Year in which it was allocated. Any matching Employer contributions forfeited in accordance with the preceding sentence shall not be included in the average contribution percentage test in Section 3.06

         In the case of Employer contributions, including deferred income contributions pursuant to Section 3.04, invested in common stock of the Sponsor since the last Allocation Date, a Participant's account shall be credited with the number of shares of such stock equal to that portion of such contributions on behalf of the Participant divided by the price per share of such stock acquired for the Participant. Only those persons who are Participants on December 31 of a Plan Year or who (i) terminated employment since the last December 31 as a result of death, Disability or retirement at Normal Retirement Age or (ii) were employed for at least six (6) months during the Plan Year and terminated employment since the last December 31 as a result of a reduction in force or retirement pursuant to
         Section 5.03 (or any successor provision of the First American Corporation Master Retirement Plan) shall be eligible to share in the allocation of basic Employer contributions or matching Employer contributions in excess of twenty-five cents ($0.25) for each one dollar ($1.00) of mandatory contributions for that December 31.

4.02     ALLOCATION OF INCOME.

         As of each Allocation Date, dividends and other distributions received on common stock of the Sponsor in Fund A and Income received on other investments held by the Trustee shall be allocated to each Participant's Employer Account and Personal Account.

         The Income of Funds A, B, C, and D of the Trust Fund for the period ending with such Allocation Date shall be determined as the changes in the fair market values of the respective Funds since the last Allocation Date, after eliminating the effect of all non-investment transactions. In determining such Income, the common stock of the Sponsor in Fund A shall not be taken into account.

         Dividends and other distributions on common stock of the Sponsor in Fund A shall be allocated to each Participant's Employer Account and Personal Account in the ratio that the number of shares of common stock of the Sponsor in Fund A in such account bears to the total number of shares of common stock of the Sponsor in Fund A in all such accounts. All other Income credited to Funds A, B, C and D shall be allocated to such accounts invested in the respective Funds in the ratio that the value of each such account as of the last Allocation Date bears to the total value of the Employer Accounts and Personal Accounts invested in the respective Funds for all such persons as of the last Allocation Date; common stock of the Sponsor in Fund A held in such accounts shall be




                                     4 - 2
         disregarded for this purpose. These account values shall not include any accounts terminated or amounts withdrawn or segregated (pursuant to Section 6.02 hereof) since the last Allocation Date.

         For purposes of allocating Income in the case of contributions made by or on behalf of a new Participant, any equitable and nondiscriminatory method approved by the Committee shall be used.

4.03     ADJUSTMENT TO ACCOUNTS.

         As soon as practicable after each Allocation Date, the status of each Employer Account and each Personal Account shall be determined as follows:

         (a) Each Employer Account shall consist of the shares of common stock of the Sponsor and the value of other investments in such account as of the last Allocation Date, less any withdrawals or payments from the account since the last Allocation Date to or on behalf of such Participant, plus the shares of common stock of the Sponsor and the value of other investments attributable to allocations of Employer contributions and deferred income contributions and Income specified in this Article 4.

         (b) Each Personal Account shall consist of the shares of common stock of the Sponsor and the value of other investments in such account as of the last Allocation Date, less any withdrawals or payments from the account since the last Allocation Date to or on behalf of such Participant, plus the shares of common stock of the Sponsor and the value of other investments attributable to contributions by the Participant to the Plan since the last Allocation Date and allocations of Income specified in this
              Article 4.

4.04     MAXIMUM ANNUAL ADDITIONS TO PARTICIPANTS' ACCOUNTS.

         Effective for Plan Years beginning on or after January 1, 1987, the annual addition to any Participant's accounts for any Plan Year shall not exceed the lesser of (i) thirty thousand dollars ($30,000), or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the limitation year, and (ii) twenty-five percent (25%) of such Participant's total cash compensation for the Plan Year.

         For purposes of this section and of Article 14 hereof, the term "compensation" shall mean a Participant's earned income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Treasury Regulations)), and excluding the following:

         (i) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer




                                     4 - 3
              contributions under a simplified employee pension plan under
              Section 408(k) of the Code to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

         (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         (iii)amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

         (iv) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludible from the gross income of the Employee).

         For purposes of applying the limitations of this section, compensation for a limitation year is the compensation actually paid or made available during such limitation year. The term annual addition for a Participant means the sum of the following for the Plan Year:

         (a) contributions made directly or indirectly by the Employer on behalf of the Participant (including deferred income contributions pursuant to Section 3.04 hereof);

         (b)  the Participant's contributions to the Plan;

         (c) amounts allocated to an individual medical account which is part of a defined benefit plan, as described in Code Section 415(l)(2); and

         (d) amounts attributable to post-retirement medical benefits allocated to a separate account of a key employee under a welfare benefit fund as described in Code Section 419A(d)(2).

         Any rollover contribution made pursuant to Section 3.02 shall be disregarded in applying the limitations of this Section 4.04.

         If a Participant is a participant at any time in both a defined benefit plan and a defined contribution plan ever maintained by the same employer, the sum of the defined benefit fraction and the defined contribution fraction for any limitation year may not exceed one (1).

         The defined benefit fraction for any Plan Year is a fraction the numerator of which is the projected annual benefit of the Participant under the defined benefit plans maintained by the Employer (determined as of the close of the Plan Year) and the denominator of which is the lesser of:




                                     4 - 4

         (i) 1.4 multiplied by one hundred percent (100%) of the Participant's average total cash compensation for the three (3) consecutive limitation years in which he received the highest aggregate total cash compensation; or

         (ii) 1.25 multiplied by $90,000 (or such greater amount as may be determined by the Secretary of the Treasury).

         The defined contribution fraction for any Plan Year is a fraction the numerator of which is the sum of the annual additions to the Participant's accounts under all defined contribution plans maintained by the Employer (determined as of the close of the Plan Year) and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the
         Employer:

         (i)  1.25 multiplied by the dollar limitation in effect under Code
              Section 415(c)(1)(A) for such year (determined without regard to Code Section 415(c)(6)); or

         (ii) 1.4 multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) (or Code Section 415(c)(7), if applicable) with respect to such individual under such plan for such year.

         The Committee shall advise affected Participants of any reduction in the accrual of benefits required by the preceding combined limitation. For purposes of determining "annual additions," the limitation year shall be the Plan Year.

         All qualified defined benefit plans (whether or not terminated) of an employer shall be treated as one defined benefit plan for purposes of applying the limitations of Section 415(b), (c) and (e) of the Code.

         All qualified defined contribution plans (whether or not terminated) of an employer shall be treated as one defined contribution plan for purposes of applying the limitations of Section 415(b), (c) and (e) of the Code.

         In the case of a group of employers which constitutes a Controlled Group, all such employers shall be considered a single employer for purposes of applying the limitations of Section 415 of the Code.

         If as a result of the allocation of Forfeitures, a reasonable error in estimating the compensation of a Participant, a reasonable error in determining the amount of elective deferral contributions (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or other facts and circumstances allowed by regulation, the annual additions limitation is exceeded in any Plan Year, the excess annual addition shall be charged against the Participant's accounts in the following order of priority by the amount required to insure compliance with this Section:

         (i)  voluntary after-tax contributions;




                                     4 - 5

         (ii) deferred income contributions which are not matched by matching Employer contributions;

         (iii)mandatory after-tax contributions and matching Employer contributions, on a pro rata basis;

         (iv) mandatory deferred income contributions and matching Employer contributions, on a pro rata basis;

         (v)  all other Employer contributions.

         The portion of such excess which consists of after-tax contributions and deferred income contributions shall be returned to the Participant. The portion of such excess attributable to Employer contributions shall be treated as a Forfeiture for the Plan Year and shall be allocated to, and maintained as, a suspense account under the Plan to which Income is not allocated and which will be used to reduce Employer contributions along with other Plan Forfeitures as soon as practicable. In addition, no Employer or Employee contributions may be made to the Plan until any excess maintained in a suspense account is exhausted.

         Notwithstanding any provision of the Plan to the contrary, the rate of benefit accrual in the case of a defined benefit plan for any Participant shall be automatically reduced to the level necessary to prevent the limitations of this Section 4.04 from being exceeded with respect to such Participant.

4.05     SEPARATION OF FORFEITURES AND ACCOUNTS BY EMPLOYER.

         The accounts of Participants who are Employees of each Employer shall be administered separately from those of any other Employer for purposes of allocating Employer contributions and applying Forfeitures, except that Forfeitures attributable to an Employer which is unable to apply such Forfeitures shall be allocated among the Employers which are members of the Controlled Group, for application in proportion to such Employers' contributions to the Plan for the most recent Plan Year.

         Any Forfeitures consisting of common stock of the Sponsor shall be applied to reduce subsequent Employer contributions required under the Plan on a share for share basis if such Employer contributions are made in common stock of the Employer, or, if such Employer contributions are made other than in such common stock, at the Market Value of such shares on the last day of the calendar month preceding the day on which such forfeited shares are applied, or, if the Plan should be terminated, any amount not previously so applied shall be credited on a prorata basis to the accounts of all Participants at the time of such termination who are Participants or Retired Participants of the terminating Employer.

         Provided, however, that a single Trust Fund may be used for the investment of the funds of the Plan.




                                     4 - 6

4.06     INTERIM ALLOCATIONS.

         The Committee may direct a special allocation date in order to avoid prejudice either to continuing Participants or terminating Participants. Such special allocation date shall be deemed equivalent to a regular Allocation Date, except that the allocations under
         Section 4.01 of this Article 4 shall not be made. Interim allocations, if any, shall be made on a nondiscriminatory basis.

4.07     FAIR MARKET VALUE.

         The Committee shall cause to be determined the fair market value of all assets held by the Trustee in the Trust hereunder as of each Allocation Date.




                                     4 - 7

                                   ARTICLE 5
                          WITHDRAWAL OF CONTRIBUTIONS



5.01     WITHDRAWAL OF VOLUNTARY PARTICIPANT CONTRIBUTIONS AND ROLLOVER
         CONTRIBUTIONS.

         A Participant who is in Service may withdraw (i) from his Personal Account an amount not in excess of the portion of his Personal Account attributable to his voluntary Participant contributions to the Plan and (ii) an amount not in excess of the amount of his rollover contributions to the Plan and Income thereon. If a Participant shall have made a withdrawal pursuant to this Section 5.01 during the Plan Year, no further withdrawals may be made under this Section during the remainder of the Plan Year.

5.02     WITHDRAWAL OF MANDATORY PARTICIPANT CONTRIBUTIONS.

         A Participant who is in Service may, not more frequently than once in every two (2) year period (based upon anniversary dates of his initial participation in the Plan), withdraw from his Personal Account an amount not in excess of the portion of his Personal Account attributable to his mandatory Participant contributions to the Plan.

         If a Participant shall have made a withdrawal pursuant to this Section 5.02, the Participant shall not be permitted to make further contributions to the Plan (including deferred income contributions pursuant to Section 3.04 hereof) during the period of six (6) complete calendar months immediately following the date of the withdrawal.

5.03     WITHDRAWAL OF MATCHING EMPLOYER CONTRIBUTIONS.

         Upon completion of each period of five (5) full years of participation in the Plan (based upon his initial date of participation in the Plan), a Participant may withdraw all or any portion of Part II of his Employer Account, to the extent vested pursuant to the schedule in
         Section 8.01 hereof. For purposes of this Section 5.03, the portion of Part II of the Participant's Employer Account subject to withdrawal shall be the number of shares and the cash value of other investments determined on the Allocation Date next preceding the date the Participant completes each such period of five (5) years of Plan participation. Upon completion of such five (5) years of participation, the Participant may exercise his right of withdrawal at any time, but only once, until his completion of the next five (5) years of participation; provided, however, that the amount of the withdrawal attributable to the cash value of other investments, as described above, shall not exceed the cash value of other investments as of the Allocation Date next preceding the date of the withdrawal.




                                     5 - 1

5.04 WITHDRAWAL OF BASIC EMPLOYER CONTRIBUTIONS, DEFERRED INCOME CONTRIBUTIONS AND TAX CREDIT EMPLOYER CONTRIBUTIONS.

         (a) A Participant who is in Service may withdraw from Part I or Part III of his Employer Account in the case of hardship, as determined by the Committee, an amount necessary to satisfy the hardship including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal; provided, however, that any withdrawal from Part I of his Employer Account shall be subject to the restrictions of (i) one withdrawal per two (2) year period and (ii) a six (6) month prohibition on further contributions to the Plan, as set forth in Section 5.02, as if the Participant had made a withdrawal of mandatory Participant contributions (except that (a) one withdrawal each of mandatory Participant contributions and deferred income contributions shall be permitted for each two (2) year period, and (b) simultaneous withdrawals of both mandatory Participant contributions and deferred income contributions shall result in only a single six
              (6) month prohibition on contributions); and provided further that, as a further restriction, only the portion of Part III of his Employer Account which has been a part of such account for at least seven (7) years may be withdrawn, except in the cases of
              (a) a transfer of a Participant to the employment of an acquiring employer from the employment of the Employer in the case of a sale to the acquiring employer of substantially all the assets used by the Employer in a trade or business conducted by it or the sale of substantially all of the stock of a subsidiary of the Employer, or (b) a disposition of the interest of the Sponsor in an Employer when the Participant continues employment with the Employer.

         (b) A hardship withdrawal request from Part I of a Participant's Employer Account shall be granted only if the Participant has demonstrated an immediate and heavy financial need arising from a hardship situation. The Committee shall determine whether an emergency financial hardship has been proven by the Participant in accordance with regulations issued by the Secretary of the Treasury pursuant to Section 401(k) of the Code and the Secretary of the U.S. Department of Labor pursuant to ERISA Section 408.

              The determination of whether a Participant or a former Participant has an immediate and heavy financial need and no other resources available to satisfy such need shall be made in accordance with the following conditions.

              (1) The immediate and heavy financial needs for which a hardship withdrawal may be granted shall be limited to the following:

                    (A) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);




                                     5 - 2

                    (B) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                    (C) Payment of tuition and related education fees for the next twelve (12) months of post-secondary education for the Participant, or the Participant's Spouse, children, or dependents (as defined in Code Section
                          152);

                    (D) Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence; or

                    (E) Other expenses that the Commissioner of the Internal Revenue Service indicates will be deemed to be made on account of such need.

                    The amount of any hardship withdrawal granted pursuant to this Section 5.04(b) shall be limited to the lesser of:

                    (F) the actual amount of the deferred income and basic employer contributions made on behalf of the Participant or former Participant, plus Income allocable thereto as of December 31, 1988, less the amount of deferred income and basic employer contributions previously withdrawn; and

                    (G) the amount required to relieve the financial need plus amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the hardship distribution.

              (2) Safe Harbor Requirements. To qualify for a hardship withdrawal pursuant to Section 5.04(b), the Participant or former Participant must satisfy the following requirements.

                    (A) The Participant or former Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans available under all plans maintained by the Employer.

                    (B) The Participant's or former Participant's deferred income contributions under the Plan, and all other plans maintained by the Employer, will be suspended for twelve (12) months after receipt of the hardship distribution. The Participant may elect to resume deferred income contributions as of any January 1, April 1, July 1 or October 1 following the end of the suspension period.

                    (C) The Participant may not make deferred income contributions under the Plan, and all other plans maintained by the Employer, for the taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's deferred income contributions for the taxable year of the hardship distribution.




                                     5 - 3

5.05     APPLICATION FOR WITHDRAWALS.

         Applications by Participants for withdrawals shall be in writing in such form as the Committee shall require. The Committee shall adopt and apply uniform rules in administering withdrawals from the Plan.

         Applications by a Participant for withdrawals pursuant to Sections 5.01, 5.02 and 5.03 hereof shall be made within the thirty (30) day period immediately following the date the Participant is furnished a certificate notifying him of the status of his accounts as of the most recent Allocation Date. Any withdrawals shall be made in the following order:

         (a)  withdrawal of voluntary Participant contributions pursuant to
              Section 5.01;

         (b) withdrawal of rollover contributions and Income thereon pursuant to Section 5.01;

         (c)  withdrawal of mandatory Participant contributions pursuant to
              Section 5.02;

         (d)  withdrawal of deferred income contributions pursuant to Section
              5.04;

         (e)  withdrawal of other Employer contributions pursuant to Sections
              5.03 and 5.04.

         No withdrawal of any amounts in any lower category shall be permitted until all the available withdrawals in each higher category have been exhausted.




                                     5 - 4

                                   ARTICLE 6
                           GENERAL BENEFIT PROVISIONS



6.01     FORM OF BENEFIT PAYMENT.

         The Retired Participant may elect to receive the value of his Personal Account in a single sum. If no such election is made, the value of his Personal Account shall be paid or applied in the same manner as his Employer Account.

         The Employer Account of a Retired Participant shall be paid in a single sum except as provided below.

         If the Participant's Service terminates due to Disability or on or after he has attained age fifty-five (55), in lieu of receiving a single sum payment, he may elect to have his Employer Account paid or applied in monthly installments as nearly equal as practicable for a period not to exceed sixty (60) months or the life expectancy of the Retired Participant, whichever is less; such installments shall be made either from a segregated account set aside on behalf of the Retired Participant or, at the direction of the Committee, from the Trust Fund without such segregation.

         In no event shall a method of benefit payment be effective which provides, except for premature death, that the benefits would inure primarily to the Beneficiary designated by the Retired Participant.

         In the event of the death of a Retired Participant to whom periodic payments are being made in accordance with the installment option described above prior to the receipt of his full interest, payment of the remaining balance of his accounts shall be made as provided in
         Article 7 hereof.

         The election of a form of payment must be in writing, in such form as the Committee shall uniformly and nondiscriminatorily require, and may be submitted at any time during the ninety (90) day period preceding the first day of the first period for which an amount is paid as a benefit and following the date on which the Participant is provided with information concerning the optional forms of benefit and the Participant's right, if any, to defer payment of his benefit. Such notice shall be provided at least thirty (30) and no more than ninety
         (90) days before the first day of the period for which an amount is paid as a benefit. Such distribution may commence less than thirty
         (30) days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

         (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of




                                     6 - 1
              whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (2) the Participant, after receiving the notice, affirmatively elects a distribution.

         If the Retired Participant does not elect an option, such benefit shall be paid in a single sum.

6.02     SEGREGATED ACCOUNTS.

         Any segregated account of a Retired Participant established pursuant to Section 6.01 hereof shall remain a part of the Trust Fund, but shall be separately invested in common stock of the Sponsor, government obligations, time deposits or other short-term quality investments, as may be determined by the Trustee, with all Income on such investments credited to the segregated account and all disbursements on behalf of the Retired Participant charged thereto.

6.03     SUBSEQUENT ELECTION.

         If distribution of the accounts of a Retired Participant is being made from the Trust Fund in monthly installments, the Retired Participant may nevertheless, as of any subsequent date, elect that the amount then credited to the accounts of the Retired Participant shall be applied in accordance with the provisions of Section 6.01 hereof providing for payment of the balance of the Retired Participant's accounts in a single sum.

6.04     DISTRIBUTIONS OF COMMON STOCK.

         Except as provided in Section 3.03, distributions from Fund A shall be made in cash or in common stock of the Sponsor, as elected by the Retired Participant. Distributions from the Plan other than from Fund A shall be made in cash. Distributions from the Plan of common stock of the Sponsor shall be made in full shares to the extent possible. The value of any shares, including fractional shares, distributed in cash, shall be paid in cash at the Market Value of such stock on the first day of the calendar month during which such distribution occurs.

6.05     SPECIAL COMMENCEMENT AND DISTRIBUTION OF BENEFITS RULES.

         (a)  General Rules.

              (1) The requirements of this section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this section apply to calendar years beginning after December 31, 1984.

              (2) All distributions required under this section shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code,




                                     6 - 2
                    including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

         (b) Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date. The consent of the Participant or of the Participant's Spouse or Beneficiary shall not be required to make a distribution required under this section.

              "Required beginning date" shall mean the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2) subject, however, to the following transition rules.

              (1) Transition rules. The required beginning date of a Participant who attains age seventy and one-half (70-1/2) before January 1, 1988, shall be determined in accordance with (i) and (ii) below:

                    (i) Non-five-percent (5%) owners. The required beginning date of a Participant who is not a "five-percent (5%) owner" (as defined in (2) below) is the first day of April of the calendar year following the calendar year in which the later of retirement and attainment of age seventy and one-half (70-1/2) occurs.

                    (ii) Five-percent (5%) owners. The required beginning date of a Participant who is a five-percent (5%) owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                          (A) the calendar year in which the Participant attains age seventy and one-half (70-1/2), and

                          (B) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a five-percent (5%) owner, and the calendar year in which the Participant retires.

                          The required beginning date of a Participant who is not a five-percent (5%) owner who attains age seventy and one-half (70-1/2) during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

              (2) Five-percent (5%) owner. A Participant is treated as a five-percent (5%) owner for purposes of this subsection (b) if such Participant is a five-percent (5%) owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66-1/2) or any subsequent Plan Year.

              (3) Once distributions have begun to a five-percent (5%) owner under this section, those distributions must continue even if the Participant ceases to be a five-percent (5%) owner in a subsequent year.




                                     6 - 3

         (c) Duration of Benefits. Benefits to a Participant shall be distributed, beginning not later than the required beginning date set forth in subsection (b) in accordance with regulations, for a period equal to the life expectancy of such Participant or, if applicable, the joint life expectancies of the Participant and his Beneficiary. For purposes of this section, "life expectancy" shall mean the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year. The applicable calendar year shall be the first distribution calendar year, and each succeeding calendar year. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Treasury Regulations.

         (d) Minimum Amount to be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following distribution rules shall apply on or after the required beginning date.

              (1) The amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (i) the applicable life expectancy as described in Section 6.05(c) or (ii) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations.

              (2) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

              (3) Distribution calendar year. For purposes of this section, the term "distribution calendar year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant's required beginning date.

6.06     LIMITATIONS ON DISTRIBUTION OF DEFERRED INCOME CONTRIBUTIONS.

         Except as otherwise provided in this section, amounts attributable to deferred income contributions pursuant to Section 3.04 hereof shall not be distributed earlier than upon the occurrence of one of the following events:

         (a) the employee's retirement, death, Disability or termination of Service;

         (b) the termination of the Plan without the establishment of a successor plan;




                                     6 - 4

         (c) the date of the sale or other disposition by the Employer of substantially all of the assets used by the Employer in a trade or business of the Employer with respect to an Employee who continues employment with the corporation acquiring such assets;

         (d) the date of the sale or other disposition by the Employer of the Employer's interest in a subsidiary with regard to an Employee who continues employment with such subsidiary;

         (e) with regard to distributions of deferred income contributions plus Income allocated as of December 31, 1987 only, the Participant's or former Participant's hardship, as defined in
              Section 5.04(b) hereof.

         This Section 6.06 shall be interpreted in accordance with section 1.401(k)-1(d) of the Treasury Regulations.

6.07     SINGLE SUM DISTRIBUTION OF SMALL BENEFITS.

         In the event that a Retired Participant or Beneficiary shall become entitled to receive any benefit under the Plan, and the value of the nonforfeitable benefit is not greater than (or at the time of any prior distribution was not greater than) three thousand five hundred dollars ($3,500), the benefit shall be paid to such person in a single sum before the end of the second Plan Year following the Plan Year during which the Participant ceases to participate in the Plan. Provided, however, that for distributions made on or after January 1, 1993, the foregoing shall be subject to the provisions of Section 6.08 hereof regarding direct rollover of eligible rollover distributions as provided therein.

         Payment under this section shall be in lieu of the form of benefit otherwise payable under any provision of this Plan.

6.08     DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.

         (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)  Definitions

              (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any




                                     6 - 5
                    distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

              (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

              (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.




                                     6 - 6

                                   ARTICLE 7
                   RETIREMENT, DEATH AND DISABILITY BENEFITS



7.01     BENEFITS UPON RETIREMENT.

         As of his Normal Retirement Age or such later date as the Participant's Service shall terminate, the Participant shall retire. Upon his retirement, a Retired Participant shall be entitled to one hundred percent (100%) of the value of his Employer Account and his Personal Account determined on the Allocation Date immediately preceding or coincident with his retirement, increased by any Employer and Participant contributions allocated after such Allocation Date and reduced by any payments or withdrawals made from such accounts since such Allocation Date.

         Such amount shall be paid to the Retired Participant or applied for his benefit within sixty (60) days following the close of the Plan Year during which he ceases to be a Participant, unless the Retired Participant elects in writing to defer the receipt of such benefits.

7.02     EARLY RETIREMENT.

         A Participant who has attained age fifty-five (55) years may retire early upon termination of Service before his Normal Retirement Age. Upon such early retirement, the Retired Participant shall be entitled to benefits determined pursuant to Article 8 hereof.

7.03     DEATH BENEFITS.

         In the event of the death of a Participant or Retired Participant prior to complete distribution of his accounts, the amount of the death benefit on his behalf shall be one hundred percent (100%) of his Employer Account and Personal Account, determined on the Allocation Date immediately preceding the date of his death, increased by any Employer and Participant contributions allocated after such Allocation Date and reduced by any payments or withdrawals made from such accounts since such preceding Allocation Date. Provided, however, that the portion of Part II of the Employer Account for a Retired Participant whose participation in the Plan terminated before the date of his death (other than a disabled Participant pursuant to Section
         7.06 hereof) shall be determined by application of the vested percentage described in Section 8.01 hereof.

7.04     PAYMENT OF DEATH BENEFITS.


         In the event of the death of a Retired Participant to whom periodic payments are being made in accordance with the installment payment option of Section 6.01 hereof, the remaining balance of his accounts shall be paid to the Beneficiary at least as rapidly as under the method of benefit payments in effect as of such Retired Participant's death.


                                     7 - 1

         In the event of the death of a Participant or Retired
         Participant before any payment of benefits has occurred, the death benefit shall be paid in a single sum to the Beneficiary of the deceased Participant or Retired Participant within sixty (60) days following the close of the Plan Year during which such death occurred.

7.05     DESIGNATION OF BENEFICIARY.

         Subject to the rights of a surviving Spouse described herein, each Participant or Retired Participant shall have the right to designate the Beneficiary to receive the death benefit on his behalf, and to revoke any such designation. Each such designation, or revocation thereof, shall be evidenced by a written instrument filed with the Committee and signed by the Participant or Retired Participant.
         Unless the conditions which follow for the designation of a Beneficiary other than the Spouse are satisfied, the Beneficiary of a Participant or Retired Participant who is married on the date of his death shall be the surviving Spouse, whether or not so designated in the written instrument filed with the Committee and even if no such instrument is filed. Designation of a Beneficiary other than the Spouse shall be valid only if either (i) the Spouse consents in writing to such designation, acknowledging the effect thereof, witnessed by a notary public or Plan representative; (ii) the Retired Participant or Participant, although married at the time of the designation, is ultimately not survived by a Spouse; or (iii) the surviving Spouse cannot be located. Such spousal consent obtained pursuant to (i) shall be irrevocable. If the Participant or Retired Participant is survived by a Spouse other than the Spouse who consented to designation of another as Beneficiary, the consent of the former Spouse shall be ineffective.

         If no designation of Beneficiary is on file with the Committee at the time of the death of a Participant or Retired Participant (or if such designation is not effective for any reason) and if there is no surviving Spouse, the death benefit shall be payable to a Beneficiary deemed to have been designated as follows:

         (i) equally to the children (including adopted children) of the Participant or Retired Participant, with the issue of any deceased child representing his or her parent, per stirpes;

         (ii) if there are no survivors pursuant to (i), to the estate of the Participant or Retired Participant.

7.06     DISABILITY BENEFITS.

         In the event the Committee determines that a Participant who is in Service incurs Disability, such Participant shall be entitled to one hundred percent (100%) of his Employer Account and Personal Account, determined on the Allocation Date immediately preceding the date of his Disability, increased by any Employer and Participant contributions allocated after such Allocation Date, reduced by any payments or withdrawals made from his accounts since such preceding Allocation Date and adjusted for any Income allocated after such Allocation Date.




                                     7 - 2

         Any benefits due a disabled Participant from his Employer Account and his Personal Account shall be paid or applied for his benefit subject to the general benefit provisions of Article 6 hereof; provided, however, that the commencement date of any benefits payable to a Participant shall, if elected by the Participant, be within sixty (60) days following the close of the Plan Year during which such Disability occurred.




                                     7 - 3

                                   ARTICLE 8
                              TERMINATION BENEFITS



8.01     BENEFITS UPON TERMINATION OF SERVICE.

         A Participant whose Service terminates for reasons other than death, Disability or retirement on or after his Normal Retirement Age shall be entitled to:

         a)   one hundred percent (100%) of Parts I and III of his Employer
              Account,

         b) the vested percentage, determined at the date his Service terminates, of Part II of his Employer Account, and

         c)   one hundred percent (100%) of his Personal Account.

         Such accounts will be determined as of the Allocation Date coincident with or immediately preceding the date the Participant's Service terminates, increased by any Participant and Employer contributions allocated to such accounts after such Allocation Date and reduced by any payments or withdrawals from the accounts since such preceding Allocation Date.

         The vested percentage shall be determined from the following schedule:

                               YEARS OF
                           VESTING SERVICE   VESTED PERCENTAGE
                           ---------------   -----------------
                             Less than 1            0%
                                  1                25
                                  2                50
                                  3                75
                              4 or more           100

         Provided, however, that the vested percentage shall be one hundred percent (100%) for a Participant who has attained his Normal Retirement Age.

8.02     FORFEITURES.

         The portion of Part II of a Participant's Employer Account which is not payable to him as provided in Section 8.01 hereof shall be a Forfeiture as of the earlier of the following dates:

         (a) the date the former Participant is paid the entire vested amount of such account, provided that the former Participant receives a distribution no later than the close of




                                     8 - 1
              the second Plan Year following the Plan Year during which he ceases to be a Participant, and

         (b) the date the former Participant incurs five (5) consecutive Breaks in Service.

         For purposes of this Section, if the value of an Employee's vested account balance is zero, the former Participant shall be deemed to have received a distribution of such vested account balance and the Employer Account shall be treated as a Forfeiture as of the date such Employee terminates Service.

         If a former Participant receives or is deemed to have received a distribution from his Employer Account due to termination of participation in the Plan, which distribution is:

         (a) equal to his vested Employer Account, but less than one hundred percent (100%) of such account, and

         (b) in an amount not exceeding thirty-five hundred dollars ($3,500) or, if greater, which the Participant elected to receive,

         and he subsequently resumes Service before he incurs five (5) consecutive Breaks in Service, he may repay the full amount of such distribution to the Plan (including amounts derived from his Personal Account). Such repayment must be made before the earlier of the date the Participant incurs five (5) consecutive Breaks in Service and the fifth anniversary of the date of the Participant's resumption of Service. In the event of such repayment, the amount of the Participant's Employer and Personal Accounts at the date of the distribution shall be reestablished, with no adjustment for Income, and all Vesting Service, whether before or after the distribution date, shall be counted for purposes of determining the Participant's vested percentage in the restored benefits. The amount in excess of the Participant's repayment to the Plan which is required to restore the full account balances shall be paid to the Plan by the Employer as a special contribution, which contribution shall not be considered as part of the annual addition for that Participant in connection with the limitations of Section 4.04 hereof.

8.03     PAYMENT OF BENEFITS.

         Any amounts due the Participant pursuant to this Article 8 shall be paid or applied for his benefit within sixty (60) days following the close of the Plan Year during which he terminates his employment with the Employer and the Controlled Group or during which his Normal Retirement Age occurs or during which occurs the tenth anniversary of the year in which the Participant commenced participation in the plan, whichever occurs the latest. Payment shall be made in accordance with
         Section 6.01 hereof for the payment of retirement benefits.

         Provided, however, that the Participant may elect that the commencement date of any amounts payable to a Participant shall be as soon as practicable following the date his Service terminates, provided that such election is made, in the manner required by the Committee, before the end of the calendar quarter immediately following the calendar




                                     8 - 2
         quarter in which his Service terminates. Provided, further, that the Participant may elect in writing to defer the receipt of such benefits beyond his Normal Retirement Age, pursuant to the rules of Section
         6.01 hereof, and subject further to the requirements as to commencement of distributions of benefits set forth in Sections 6.05 and 6.07 hereof.

         In the event of the death or Disability of the Participant subsequent to the date his Service terminates and prior to the complete payment of his benefits, the amount payable to or on behalf of such Participant shall be paid as provided in Article 7 hereof.

         Any amount to which a Participant is entitled pursuant to this Article 8, but which has not been paid to such Participant, shall share in the allocation of Income for each Allocation Date on which it remains unpaid; provided however, that if a segregated account is established for the Participant, the provisions of Section 6.02 hereof shall apply.

8.04     VESTED INTEREST IN SEPARATE ACCOUNT.

         If a Participant receives a distribution of a portion of Part II of his Employer Account as a result of withdrawal in accordance with
         Section 5.03 hereof at a time when his vested percentage is less than one hundred percent (100%) of such account, then a "separate account" shall be established for the portion which he did not receive, and shall be kept separate from any Personal Account or Employer Account which may continue in existence or which may be established on his behalf in the event of a resumption of Service. This separate account shall share in each allocation of Income until it may become available as a Forfeiture in accordance with Section 8.02 hereof. If a subsequent withdrawal is made under Section 5.03 hereof, or if the former Participant resumes Service and later becomes entitled to a payment of benefits in accordance with Article 7 or 8 hereof, the amount to which he shall then be entitled from the "separate account" shall be computed as of the date when he ceases to be a Participant or when he makes a withdrawal by -

         (1) multiplying (a) the Participant's vested percentage as of such date by (b) Part II of his Employer Account as of the time of the prior distribution,

         (2) subtracting the amount of the prior distribution from the result of step (1), and

         (3) multiplying the result of step (2) by the ratio of (a) the amount of the "separate account" as of such date to (b) the original amount of the "separate account".




                                     8 - 3

                                   ARTICLE 9
                   THE BENEFIT PLAN ADMINISTRATIVE COMMITTEE



9.01     APPOINTMENT OF COMMITTEE.

         The Board of Directors of the Sponsor, or an Executive Committee of the Board, shall appoint a Benefit Plan Administrative Committee consisting of not less than three (3) persons. Any member of the Committee may at any time be removed, with or without cause, and his successor appointed by the Board of Directors, and any vacancy caused by death, resignation, or otherwise shall be filled by the Board of Directors of the Sponsor.

         Members of the Committee shall serve without compensation, but the reasonable expenses of the Committee in discharging its responsibilities shall be borne by the Sponsor.

         The Sponsor will notify the Trustee in writing of the names of the members of the Committee and of any changes in Committee membership that may transpire from time to time.

9.02     POWERS AND DUTIES OF THE COMMITTEE.

         The Committee shall administer and supervise the operation of the Plan in accordance with the terms and provisions of the Plan.

         The Committee shall have all power and authority (including discretion with respect to the exercise of that power and authority) necessary or appropriate for the performance of its duties, which duties shall be as follows:

         (a)  to construe the Plan in good faith;

         (b) to determine eligibility of Employees for participation in the Plan, and to notify Employees of their eligibility and the requirements for such participation;

         (c) to determine and certify eligibility for benefits under the Plan, and to direct the Trustee concerning the amount, manner and time of the payment of such benefits;

         (d) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

         (e) to require a Participant to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to require that the Participant furnish all pertinent information requested by the Committee, which information may be relied upon by the Committee;




                                     9 - 1

         (f) to cause the allocations of contributions to the Plan and Income and the application of Forfeitures to be made as of each Allocation Date;

         (g) to adopt such rules as it deems necessary, desirable or appropriate for the administration of the Plan, provided such rules are consistent with the terms and provisions of the Plan; all rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances;

         (h) to appoint such agents as it may need in the performance of its duties, with the consent of the Sponsor; and

         (i) to receive and review the reports from the Trustee and other agents.

9.03     COMMITTEE PROCEDURES.

         The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and the Trustee shall be advised in writing of such actions. The secretary shall forward all necessary communications to the Sponsor and the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by majority vote.

         A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Sponsor and the Trustee, shall not be responsible for any such action or failure to act.

9.04     CLAIMS AND REVIEW PROCEDURES.

         The Committee shall establish reasonable procedures concerning the filing of claims for benefits hereunder, and shall administer such procedures uniformly. If a claim is wholly or partially denied, the Committee shall furnish the claimant, within a reasonable period of time after receipt of the claim by the Committee, a notice of such denial, setting forth at least the following information in language calculated to be understood by the claimant:

         (a)  the specific reason or reasons for the denial;

         (b) specific reference to pertinent Plan provisions on which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d)  an explanation of the claims review procedure in the Plan.




                                     9 - 2

         Upon receipt of such a notice of denial, or if such a notice is not furnished but the claim has not been granted within sixty (60) days of its filing, the claimant or his duly authorized representative may appeal to the Committee for a full and fair review.

         In submitting a request for review, the claimant or his duly authorized representative may request a review upon written application to the Committee, may review pertinent documents, and may submit comments in writing. Such request for review must be made within sixty (60) days of the receipt by the claimant of the notice of denial (or within sixty (60) days of the expiry of the sixty (60)-day period beginning with the date of the filing of the claim, if no such notice is received during such period).

         The Committee shall respond promptly to a request for review and shall deliver a written decision which shall include, in a manner calculated to be understood by the claimant, the decision itself, specific reasons therefor and specific references to the pertinent Plan provisions on which the decision is based. The decision shall be made not later than one hundred twenty (120) days after receipt of a request for review.

         In the event the Committee holds regularly scheduled meetings at least quarterly, a decision on review shall be made by no later than the date of the meeting of the Committee that immediately follows the receipt of a request for review, unless the request for review is received within 30 days preceding the date of such meeting, in which case a decision shall be made by no later than the date of the second meeting following the receipt of the request for review. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than the third meeting of the Committee following the receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.




                                     9 - 3

                                   ARTICLE 10
                                  THE TRUSTEE



10.01    GENERAL DUTIES.

         The Sponsor hereby continues the Trust previously established with the Trustee pursuant to the terms of the Plan. The Trustee shall hold all property received by it hereunder and shall manage, invest and reinvest the Trust Fund, collect the income thereof, and make payments therefrom, all as provided in the Plan.

         The Trustee shall be responsible only for the property actually received by it hereunder. It shall have no duty or authority to compute any amount to be paid to it by the Employer or to bring any action or proceeding to enforce the collection from the Employer of any contribution to the Trust Fund.

         Title to the Trust Fund, including all funds and investments held hereunder by the Trustee, shall be and remain in the Trustee, and no Participant, Retired Participant or Beneficiary shall have any legal or equitable right or interest in the Trust Fund except to the extent that such rights or interests are expressly granted under the provisions of the Plan.

         The Trust Fund may not be used or diverted for purposes other than the exclusive benefit of Participants, Retired Participants and Beneficiaries for the proper satisfaction of liabilities to such persons covered by the Trust.

10.02    GENERAL POWERS.

         The Trustee shall have all the powers necessary for the performance of its duties as Trustee. The Trustee shall have the following powers and immunities and be subject to the following duties:

         (a) The Trustee shall receive all contributions hereunder and apply such contributions as hereinafter set forth. The Trustee shall have the custody of and safely keep all cash, securities, property and investments, including any insurance company contracts, received or purchased in accordance with the terms hereof.

         (b) Subject to any limitations that may be contained elsewhere in the Plan, the Trustee shall take control and management of the Trust Fund and shall hold, sell, buy, exchange, invest and reinvest the corpus and income of the Trust Fund. All contributions paid to the Trustee under the Plan shall be held and administered by the Trustee as a single Trust Fund, and the Trustee shall not be required to segregate and invest separately any part of the Trust Fund representing accruals or interests of individual Participants in the Plan, except as provided in Article 6,
              Section 6.02 hereof.




                                    10 - 1

         (c) Except to the extent that Employer contributions and certain designated Participant contributions are required by the Plan to be invested in shares of common stock of the Sponsor, fixed income investments, corporate common stocks, or short-term money market type securities, the Trustee may invest and reinvest the funds of the Trust Fund in any property, real, personal or mixed, wherever situate, and whether or not productive of income or consisting of wasting assets, including, without limitation, common and preferred stock, bonds, mutual funds, notes, debenture, leaseholds, mortgages (including without limitation, any collective or part interest in any bond and mortgage or note and mortgage), certificates of deposit, and oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto), without being limited to the classes of property in which trustees are authorized by law or any rule of court to invest trust funds and without regard to the proportion any such property may bear to the entire amount of the Trust Fund.

              The Trustee shall have the power to invest and reinvest all or any portion of the Trust Fund collectively with funds of other retirement plan trusts exempt from tax under Section 501(a) of the Code, including, without limitation, the power to invest collectively with such other funds through the medium of one or more common, collective or commingled trust funds or mutual funds which have been or may hereafter be established and maintained by the Trustee, the instrument or instruments establishing such trust fund or funds, as amended from time to time, being made part of this Trust and incorporated herein by reference so long as any portion of the Trust Fund shall be invested through the medium thereof.

         (d) The Trustee may sell or exchange any property or asset of the Trust Fund at public or private sale, with or without advertisement, upon terms acceptable to the Trustee and in such manner as the Trustee may deem wise and proper. The proceeds of any such sale or exchange may be reinvested as is provided hereunder. The purchaser of any such property from the Trustee shall not be required to look to the application of the proceeds of any such sale or exchange by the Trustee.

         (e) The Trustee shall have full power to mortgage, pledge, lease or otherwise dispose of the property of the Trust Fund without securing any order of court therefore, without advertisement, and to execute any instrument containing any provisions which the Trustee may deem proper in order to carry out such actions. Any such lease so made by the Trustee shall be binding, notwithstanding the fact that the term of the lease may extend beyond the termination of the Plan.

         (f) The Trustee shall have the power to borrow money upon terms agreeable to the Trustee and pay interest thereon at rates agreeable to the Trustee, and to repay any debts so created.

         (g) The Trustee may participate in the reorganization, recapitalization, merger or consolidation of any corporation wherein the Trustee may own stock or securities and may deposit such stock or other securities in any voting trust or protective committee or like committee or trustee, or with the depositaries designated thereby, and may




                                     10- 2
              exercise any subscription rights or conversion privileges, and generally may exercise any of the powers of any owner with respect to any stock or other securities or property comprising the Trust Fund.

         (h) Each Participant shall be entitled to direct the Trustee as to the manner in which the shares of common stock of the Sponsor allocated to his Employer Account and his Personal Account are to be voted. The Committee shall be entitled to direct the Trustee as to the manner in which shares of common stock of the Sponsor which are not allocated to the Employer Account or Personal Account of any Participant are to be voted. The Committee and Participants shall be furnished with appropriate notices and information concerning the exercise of such voting rights, and the management of the Sponsor may solicit and exercise proxies for such voting rights.

         (i) The Trustee shall retain in cash and keep unproductive of income such funds as from time to time it may deem advisable. The Trustee shall not be required to pay interest on any such cash in its hands pending investment, nor shall the Trustee be responsible for the adequacy of the Trust Fund to discharge any and all payments under the Plan. All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee to act.

         (j) The Trustee may hold stocks, bonds, or other securities in its own name as Trustee, with or without the designation of said trust estate, or in the name of a nominee selected by it for the purpose, but said Trustee shall nevertheless be obligated to account for all securities received by it as part of the corpus of the trust estate herein created, notwithstanding the name in which the same may be held.

         (k) The Trustee may consult with legal counsel (who may be of counsel to the Employer or the Committee) concerning any questions which may arise with reference to the construction of this Plan, its duties hereunder, or any action which it proposes to take or omit.

         (l) The Trustee may employ such counsel, accountants and other agents as it shall deem advisable. The Trustee may charge the compensation of such counsel, accountants and other agents and the Trustee's compensation for its services in such amounts as may be agreed upon from time to time by the Employer and the Trustee, and any other expenses necessary in the administration of this Plan against the Trust Fund to the extent they are not paid by the Employer.

         (m) The Trustee shall have the power to designate a bank or trust company as depositary of the funds or property of the Trust and also to retain investment counsel, and the Trustee may deposit funds in its commercial banking department without making bond.

         (n) Without diminution or restriction of the powers vested by law or elsewhere in this Plan, and subject to all the provisions of the Plan, the Trustee, without the necessity of procuring any judicial authorization therefor or approval thereof, shall be vested




                                    10 - 3
              with and, in the application of its best judgment and discretion on behalf of the beneficiaries of this Plan, shall be authorized to exercise all or any of the powers specifically permitted by statute or judicial decision in the State of Tennessee.

10.03    RELIANCE ON COMMITTEE AND EMPLOYER.

         Until notified pursuant to Article 9 hereof that any Committee member or other person authorized to act for the Committee has ceased to act or is no longer authorized to act for the Committee, the Trustee may continue to rely on the authority of such member or other person. The Trustee may rely upon any certificate, notice or direction purporting to have been signed on behalf of the Committee which the Trustee believes to have been signed by the Committee or the person or persons authorized to act for the Committee. The Trustee may rely upon any certificate, notice or direction of the Employer which the Trustee believes to have been signed by a duly authorized officer or agent of the Employer. The Trustee may request instructions in writing from the Committee on other matters and may rely and act thereon.

10.04    ACCOUNTS AND REPORTS.

         The Trustee shall keep an accurate record of its administration of the Trust Fund, including a detailed account of all investments, receipts and disbursements, and other transactions hereunder. All accounts, books and records relating hereto shall be open for inspection to any person designated by the Committee or the Sponsor at all reasonable times. Within sixty (60) days following the close of each Plan Year, the Trustee shall file with the Committee a written report setting forth all investments, receipts and disbursements and other transactions during the Plan Year, and such report shall contain an exact description of all securities purchased, exchanged or sold, the cost or net proceeds of sale, and shall show the securities and investments held at the end of such Plan Year, and the cost and fair market value of each item thereof, as carried on the books of the Trustee.

         The Trustee shall also provide the Sponsor and the Plan administrator, if other than the Sponsor, with such other information in is possession as may be necessary for the Plan administrator to comply with the reporting and disclosure requirements of ERISA.

         Upon the expiration of ninety (90) days from the date of filing such report, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the recording of its acts and transactions shown in such statement, except with respect to any such acts or transactions as to which the Sponsor or Committee shall file with the Trustee written objections within such ninety (90)-day period.

10.05    DISBURSEMENTS.

         The Trustee, upon written instructions from the Committee, shall make distributions and/or payments, including monthly payments, to the Participants, Retired Participants, and Beneficiaries who qualify for such benefits. The Trustee shall have no liability to the




                                    10 - 4

         Employer, the Committee or any other person in making such distributions and/or payments. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to benefits under the Plan and shall have discharged its obligation in that respect when it shall have sent checks and other papers by ordinary mail to such person or persons at such addresses as may be certified to it in writing by the Committee.

10.06    PAYMENT IN KIND.

         Whenever the Trustee is empowered hereunder to make any payment or distribution, the Trustee shall have the power, in its sole discretion, to make such payment in cash or in kind, or partly in cash and partly in kind; provided, however, that in no event shall any payment or distribution be made in the form of a life annuity. The assets of the Trust Fund shall be valued, for the purposes of making, or of computing the amount of, such payment or distribution, at their fair market value at the dates of such payment or distributions.

10.07    AUTHORITY OF TRUSTEE.

         At no time during the administration of the Trust Fund shall the Trustee be required to obtain any court approval of any act required of it in connection with the performance of its duties or in the performance of any act required of it in the administration of its duties as Trustee. The Trustee shall have full authority to exercise its judgment in all matters and at all times without court approval of such decisions; provided, however, that if any application to, or proceeding or action in, the courts is made, only the Sponsor and the Trustee shall be necessary parties, and no Participant in the Plan or other person having an interest in the Trust Fund shall be entitled to any notice or service of process. Any judgment entered in such proceeding or action shall be conclusive upon all persons claiming an interest under the Trust Fund.

10.08    FUNDING POLICY; PARTIES IN INTEREST.

         From time to time the Committee shall communicate to the Trustee the current funding policy and method that have been established to carry out the objectives of the Plan.

         Upon the written request of the Trustee, the Sponsor shall file with the Trustee a roster of the names of all persons, corporations, partnerships, organizations and entities which are "parties in interest" with respect to the Plan, as that term is defined in ERISA.




                                    10 - 5

                                   ARTICLE 11
                     AMENDMENT AND TERMINATION OF THE PLAN



11.01    AMENDMENT OF PLAN.

         The Board of Directors of the Sponsor shall have the right at any time, and without the consent of the Trustee or any Participant, Adopting Company, or any other person, to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed.

         Provided, however, that the Plan shall not be amended in the following respects:

         (a) the duties, powers and responsibilities of the Trustee shall not be increased without the written consent of the Trustee;

         (b) subject to Section 12.05 hereof, no amendment may be made to permit any part of the funds of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants, Retired Participants and their Beneficiaries or for administration expenses of the Plan;

         (c) no amendment may be made, unless it is necessary to meet the requirements of any federal law or regulation, which shall operate to deprive any Participant, Retired Participant or Beneficiary of any benefits which have accrued to him prior to the later of the date of adoption or the effective date of such amendment; and

         (d) no amendment to the vesting provision in Section 8.01 hereof shall reduce the nonforfeitable percentage of any Participants' Employer Account determined as of the date the amendment is adopted (or the date the amendment is effective, if later), and no such amendment shall become effective with respect to a Participant who has completed three (3) or more years of Service at the date of adoption of such amendment unless such Participant is given a period of sixty (60) days after the latest of:

              (i)     the date of adoption of the amendment,

              (ii)    the effective date of the amendment, and

              (iii) the date written notification of the amendment is furnished such Participant to elect irrevocably to have his nonforfeitable benefits computed without regard to such amendment.

         An executed copy of any amendment to the Plan shall be furnished the Trustee as soon as practicable after the date of adoption thereof.





                                    11 - 1

11.02    INTENT TO CONTINUE THE PLAN.

         The Employer has established the Plan with the bona fide intention and expectation that from year to year it will make contributions as herein provided. However, the Employer realizes that it may become inadvisable to continue such contributions. The Employer shall have the right to modify, suspend, or discontinue contributions to the Plan at any time and from time to time, and such action shall not be deemed to be a termination of the Plan.

11.03    REMOVAL OR RESIGNATION OF TRUSTEE.

         The Trustee may at any time be removed as Trustee of the Plan by action of the Board of Directors of the Sponsor and written notice to the Trustee, such removal to be effective sixty (60) days after such notice is given.

         The Trustee may resign as Trustee of the Plan upon written notice to the Sponsor, such resignation to be effective sixty (60) days after such notice is given.

         Upon mutual, written agreement by the Sponsor and the Trustee, the sixty (60)-day period in this Section 11.03 may be waived or a shorter period substituted.

11.04    SUCCESSOR TRUSTEE.

         In the event of the resignation or removal of the Trustee, the Sponsor shall appoint a successor trustee in place of the resigned or removed Trustee.

         Within one hundred twenty (120) days after written notice of removal or resignation, the Trustee shall file with the Sponsor a written report setting forth all investments, receipts and disbursements and other transactions effected by it since the end of the preceding Plan Year. Such report shall be in the same form and be subject to the same requirements as the annual report.

         The Trustee, if not paid by the Sponsor, is authorized to reserve such sum of money or to liquidate such property and reserve the proceeds thereof as it may deem advisable for the payment of its expenses and/or charges in connection with the settlement of its account or otherwise, and any such balance of such reserve remaining after the payment of such expenses and charges shall be paid over to the successor trustee or trustees, or to the Participants in the event of termination.

11.05    TERMINATION OF THE PLAN BY THE SPONSOR.

         In the event the Sponsor concludes that it is impossible or inadvisable to continue the Plan, the Board of Directors of the Sponsor shall have the right to terminate the Plan by an appropriate resolution or resolutions which shall specify the date of termination. A certified copy of such resolution or resolutions shall be delivered to the Committee and to the Trustee, and as soon as possible thereafter the Committee shall send or deliver to each then Participant a notice of such action.




                                    11 - 2

         If a determination is made that the Plan has experienced a partial termination, the Plan shall be considered terminated with respect to the affected Participants, Retired Participants and Beneficiaries.

11.06    DISTRIBUTION OF TRUST FUND UPON TERMINATION.

         Upon termination or partial termination of the Plan or the complete discontinuance of Employer contributions to the Plan, the balance in each affected Participant's or Retired Participant's accounts (after payment of all expenses and proportional adjustment of Participant's accounts to reflect such expenses, investment gains or losses and reallocations to the date of termination), shall become nonforfeitable, and each Participant, Retired Participant or Beneficiary shall, subject to limitations of Section 6.06, be entitled to receive any amounts then credited to his accounts in the Trust Fund; provided that, the Employer may elect to continue the Trust and make payments therefrom pursuant to the terms of the Plan.

         Pursuant to instructions from the Committee, the Trustee shall make payment of such amounts in a single sum or annual installments, either in cash or in assets in kind of the Trust Fund, or partly in cash and partly in assets in kind of the Trust Fund; provided, however, that in no event shall any payment or distribution be made in the form of a life annuity. Upon the distribution of all of the Trust Funds as aforesaid, the Trustee shall be discharged from all obligations under the Trust and no Participant, Retired Participant or Beneficiary shall have any further right or claim therein.

11.07    TERMINATION OF PLAN WITH RESPECT TO AN ADOPTING COMPANY.

         Each Adopting Company reserves the right to terminate the Plan at any time with respect to Employees of the Adopting Company by action of its board of directors. The Adopting Company shall also have the right to suspend contributions to the Plan from time to time, and such suspension of contributions shall not be deemed to be a termination of the Plan with respect to the Employees of the Adopting Company except that a complete discontinuance of Employer contributions to the Plan by an Adopting Company shall require that the amounts credited to the accounts of affected Participants become nonforfeitable pursuant to
         Section 11.06.

         In the event of termination of the Plan only with respect to the Employees of the Adopting Company, the Committee shall direct that the portion of the Fund attributable to Employees of the Adopting Company be segregated by the Trustee into a separate fund.

         The portion of the Fund which is so segregated shall be retained in a separate trust fund and applied in one of the following methods, at the discretion of the Committee:

         (a) If the Adopting Company shall demonstrate conclusively, within the one hundred eighty (180) day period immediately following termination of the Plan with respect to its Employees, that it has established a successor retirement plan and trust for the




                                    11 - 3
              benefit of its Employees which is qualified under Section 401(a) of the Code, such assets shall be transferred to the successor trustee.

         (b)  If the Adopting Company shall fail, within the one hundred eighty
              (180) day period immediately following termination of the Plan with respect to its Employees, to establish a successor retirement plan and trust which is qualified under Section 401(a) of the Code, such assets shall, subject to limitations of Section 6.06, be distributed for the benefit of the Employees of the Adopting Company in accordance with the method described in
              Section 11.06 hereof.

11.08    TRANSITIONAL RULE.

         Notwithstanding the provisions of Sections 1.30(b), 1.37(c) and 8.02 hereof requiring a minimum of five (5) consecutive Breaks in Service in order for certain Service to be disregarded or certain Forfeitures to become available, any Service which could be disregarded on December 31, 1984 under the terms of the Plan in effect on that date shall be disregarded, and any Forfeiture which became available to reduce Employer contributions on or before December 31, 1984, shall not be reinstated.




                                    11 - 4

                                   ARTICLE 12
                   CERTAIN PROVISIONS AFFECTING THE EMPLOYER



12.01    DUTIES OF THE EMPLOYER.

         The Sponsor shall furnish the Trustee with the information required herein, and shall appoint the Committee. Each Employer shall make its contributions as the same may be appropriated by due corporate action, which contributions may be in cash or in other property acceptable to the Trustee. The Employer shall keep accurate books and records with respect to its Employees and their compensation.

12.02    RIGHT OF EMPLOYER TO DISCHARGE EMPLOYEES.

         The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement or condition of, the employment of any person.

12.03    INFORMATION TO BE FURNISHED.

         As soon as practicable after the close of each Plan Year, each Employer shall deliver to the Committee a full and complete list of all Employees entitled to participate in the Plan during such Plan Year, together with the information required to perform the allocations described in Article 4 hereof with respect to such Plan Year.

         As soon as possible after the execution of the Plan, and from time to time thereafter, the Sponsor shall certify to the Trustee the names and specimen signatures of the members of the Committee then acting who have authority to control and manage the operation and administration of the Plan.

12.04    COMMUNICATIONS FROM SPONSOR TO TRUSTEE.

         The Trustee may rely upon and shall be protected in acting upon any information furnished to it by the Sponsor in writing subscribed by an officer of the Sponsor. Any certification by the Sponsor of the information required or permitted to be certified to the Trustee pursuant to the provisions of the Plan, shall, for all purposes of the Plan, be binding upon all parties in interest.

12.05    NO REVERSION TO EMPLOYER.

         The Employer has no beneficial interest in the Trust Fund, and no part of the Trust Fund shall ever revert or be repaid to the Employer, directly or indirectly, except:

         (a)  upon initial non-qualification pursuant to Section 13.11 hereof;




                                    12 - 1

         (b) in the event that the deduction of an Employer contribution to the Plan under Section 404 of the Code is disallowed, in which case the contribution (to the extent disallowed) shall be returned to the Employer, upon the request of the Employer within one (1) year after the disallowance of the deduction; or

         (c) in the event that the Employer contribution is made by mistake of fact, in which case the amount of such mistaken contribution shall be returned to the Employer provided no more than one (1) year has elapsed since the date of payment by the Employer of the mistaken contribution;

         if, and to the extent, permitted by the Code and applicable regulations thereunder.

12.06    INDEMNIFICATION BY SPONSOR.

         The right of indemnification granted to each director, officer or employee of the Sponsor under the by-laws of the Sponsor, as from time to time amended, shall apply to any action taken by the Committee or by any individual member of the Committee in connection with the Plan.




                                    12 - 2

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS



13.01 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION.

         Each Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given it under the Plan. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of any other Fiduciary as being proper under the Plan and is not required to inquire into the propriety of any such direction, information or action. It is intended that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

         Each Fiduciary shall discharge its duties set forth in the Plan solely in the interests of the Participants, Retired Participants and their Beneficiaries:

         (a)  for the exclusive purpose of:

              (1)   providing benefits to such person; and

              (2)   defraying reasonable expenses of administering the Plan;

         (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

13.02    ALIENATION OR ASSIGNMENT OF BENEFITS.

         The right of any Participant, Retired Participant or Beneficiary in any benefit or to any payment hereunder or to any segregated account may not be anticipated, conveyed, assigned, mortgaged or encumbered either by voluntary or involuntary action or by operation of law; nor shall any such right or interest be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable or other process; provided, however, that this prohibition on alienation of benefits shall not apply to prevent payments by the Trustee in recognition of the rights of a spouse, former spouse, child or other dependent of the Participant embodied in a "qualified domestic relations order" (as defined in Section 206(d)(3) of ERISA and in Section 414(p)(1) of the Code) entered on or after January 1, 1985. Distributions pursuant to a qualified domestic relations order may be made without regard to the age or employment status of the Participant.




                                    13 - 1

         The Benefit Plan Administrative Committee shall establish a written procedure to determine, after December 31, 1984, the status of a judgment, decree or order as a "qualified domestic relations order" and to administer Plan benefit payments in accordance with such orders. In the event that a Participant's benefits are garnished or attached by court order determined in accordance with the aforesaid procedure not to constitute a "qualified domestic relations order", the Committee may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of Plan benefits. During the pendency of such action, any benefits which become payable on behalf of the Participant may be paid into the court for distribution to the proper recipient in accordance with the judgment of the court.

13.03    HEADINGS.

         The headings and sub-headings of Articles and Sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of the Plan, the text shall control.

13.04    CONSTRUCTION OF THE PLAN.

         All legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of Tennessee, to the extent that federal law is not controlling, and all contributions hereunder shall be deemed to have been made in that state.

         In the construction of the Plan, the masculine gender shall include the feminine, and the singular shall include the plural, unless the context clearly indicates otherwise.

13.05    CORRECTION OF ERRORS.

         If any error or change in records results in any Participant, Retired Participant or Beneficiary receiving from the Plan more or less than he would have been entitled to receive had the records been correct or had the error not been made, the Committee, upon discovery of such error, shall correct the error by adjusting, as far as practicable, the payments in such a manner that the benefits to which such person was correctly entitled shall be paid.

13.06    LEGALLY INCOMPETENT.

         If any Participant, Retired Participant or Beneficiary is a minor, or is in the judgment of the Committee otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Committee may, unless and until claim shall have been made by a guardian or conservator of such person duly appointed by a court of competent jurisdiction, direct that such payment, or any part thereof, be made to such person or to such person's spouse, child, parent, brother or sister, or other person deemed by the Committee to be a proper person to receive such payment. Any payment so made shall be, to the extent of the payment, a complete discharge to the Employer and Trustee of any liabilities under the Plan.




                                    13 - 2

13.07    SUCCESSOR ORGANIZATION.

         In the event of a merger or consolidation of any Employer into, or transfer of all or substantially all of its assets to, any corporation, partnership or association, provision may be made by such successor corporation, partnership or association for its election of the continuance of this Plan as to such successor entity. Such successor shall, upon its election to continue this Plan, be substituted in place of the transferor Employer by an instrument duly authorizing such substitution and duly executed by such Employer and its successor provided that such entity qualifies as an Adopting Company. Upon notice of such substitution, accompanied by a certified copy of the resolutions of the Boards of Directors of such Employer and its successor authorizing such substitution and delivered to the Trustee, the Trustee shall be authorized to recognize such successor in place of the transferor Employer.

13.08    MINIMUM BENEFIT IN SUCCESSOR PLAN.

         In the event of any merger or consolidation of the Plan with, or the transfer of assets or liabilities of the Plan to, any other qualified plan or trust, each Participant, Retired Participant and Beneficiary shall be entitled upon termination of the successor plan or trust immediately after the merger, consolidation or transfer to a benefit in an amount not less than he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

13.09    APPLICATION OF PLAN PROVISIONS.

         The provisions of the Plan shall apply only to Employees who terminate Service, or incur Breaks in Service, on or after the Effective Date. Any retirement plan rights and benefits of former Employees shall be determined in accordance with the provisions of any predecessor plan as in effect on the respective dates of termination of Service or Break in Service of such former Employees.

13.10    SEVERABILITY OF PROVISIONS.

         The provisions of this Plan are severable, and should any provision be ruled illegal, unenforceable or void, all other provisions not so ruled shall remain in full force and effect.

13.11    QUALIFICATION OF THE PLAN.

         The adoption of the Plan by each Employer is contingent on the receipt of a written, initial determination letter by the Internal Revenue Service that the Plan and Trust, with any modifications or amendments thereto requested by the Internal Revenue Service and agreed to by the Corporation, constitute a qualified plan and trust under Sections 401(a) and 501(a) of the Code. In the event no such determination letter is received, no Participant, Retired Participant or Beneficiary attaining such status as a result of adoption of the Plan by the Employer shall have any right or claim to the assets of the Trust Fund or to any benefit under the Plan, all contributions made by the Employer and such Participants in accordance with the terms of the Plan shall be returned to the respective




                                    13 - 3
         parties, the Plan and Trust shall be terminated forthwith with respect to such Employer, and the Trustee shall be discharged from all obligation pursuant to adoption of the Plan by the Employer.




                                    13 - 4

                                   ARTICLE 14
                   PROVISIONS APPLICABLE TO A TOP HEAVY PLAN



14.01    TOP HEAVY PLANS.

         The provisions of this article are designed to meet the requirements of Section 416 of the Code and shall automatically supersede any conflicting provisions in the Plan in every Plan Year in which this Plan is or becomes a Top Heavy Plan. Provided, however, that if the provisions of this article are in conflict with final regulations issued by the Secretary of the Treasury with respect to Top Heavy Plans, then such final regulations shall supersede the provisions of this article to the extent not otherwise specifically prohibited by law.

14.02    DEFINITIONS.

         For purposes of this article, and only this article, unless a term defined in this article is the subject of explicit reference elsewhere in the Plan, the following terms when used herein, unless the context clearly indicates otherwise, shall have the meanings set forth hereinafter:

         (a) "Compensation" shall mean, for each Employee, compensation as that term is defined in Section 4.04 of the Plan, plus amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the employee's gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code. However, "Compensation" shall not include compensation in excess of the applicable dollar limits in Section 1.07(d) and 1.07(e).

         (b) "Determination Date" shall mean, with respect to any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.

         (c) "Key Employee" shall mean any Employee or former Employee (or Beneficiary of such Employee) who, at any time during the determination period, was (i) an officer of the Employer having an annual Compensation greater than fifty percent (50%) of the maximum dollar limitation in effect under Section 415(b)(1)(A) of the Code for any such Plan Year, (ii) an owner of one (1) of the ten (10) largest interests in the Employer if such interest is greater than one-half percent (1/2%) and such individual's Compensation exceeds the maximum dollar limitation under Section 415(c)(1)(A) of the Code, (iii) a five percent (5%) or more owner of the Employer or (iv) a one percent (1%) or more owner of the Employer who has an annual Compensation of more than one hundred and fifty thousand dollars ($150,000). The term "determination period" shall mean the Plan Year containing the Determination Date and the four (4) preceding Plan Years. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and regulations thereunder. For purposes hereof, the term "officer" shall mean an administrative




                                    14 - 1
              executive who is in regular and continued service. An Employee who merely has the title of an officer, but not the authority of an officer, is not to be considered an officer hereunder. Furthermore, for purposes hereof, at any time during a determination period, no more than fifty (50) Employees of all members of a Controlled Group, or, if lesser, the greater of three (3) individuals or ten percent (10%) of such Employees, shall be treated as officers hereunder. The officers subject to these preceding limitations shall be comprised of the individual officers selected from the group of all individuals who were officers in the current Plan Year of the determination period or any of the four (4) preceding Plan Years in the determination period, who had the largest average annual compensation throughout the total of those five (5) Plan Years in the determination period. For purposes of (ii) herein, if two (2) employees have the same interest in the Employer, the Employee having the greater annual Compensation (without regard to the dollar limitation of Section 14.02(a) hereof) from the Employer shall be treated as having a larger interest. Likewise, for purposes hereof, the term "owner" shall mean an individual considered to be an owner within the meaning of Section 318 of the Code; provided, however, that subparagraph (c) of Section 318(a)(2) shall be applied by substituting "5 percent" for "50 percent".

         (d)  "Non-Key Employee" shall mean any Employee who is not a Key
              Employee.

         (e) "Permissive Aggregation Group" shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer, as selected by the Employer, which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         (f) "Present Value" shall mean, if the Employer also now or ever maintains a qualified defined benefit pension plan, the present value of a benefit based only on the interest and mortality rates specified in that plan.

         (g)  "Required Aggregation Group" shall mean as follows:

              (1)   each qualified plan of the Employer in which at least one
                    (1) Key Employee participates or participated at any time during the determination period (regardless of whether or not the plan terminated), and

              (2) any other qualified plan of the Employer which enables a plan described in the preceding subsection (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

         (h) "Super Top Heavy Plan" shall mean, for any Plan Year, the Plan if it would be a Top Heavy Plan under subsection 14.02(i) hereof if the words "ninety percent (90%)" were substituted for the words "sixty percent (60%)" in subsection 14.02(i) hereof.

         (i) "Top Heavy Plan" shall mean, for any Plan Year, the Plan if any of the following conditions exists.




                                    14 - 2

              (1) If the Top Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

              (2) If this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top Heavy Ratio for the Required Aggregation Group of plans exceeds sixty percent (60%).

              (3) If this Plan is a part of a Required Aggregation Group and also is a part of a Permissive Aggregation Group of plans, and the Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

         (j)  "Top Heavy Ratio" shall mean as follows.

              (1) If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan under Section 408(k) of the Code), and the Employer has never maintained any defined benefit plan which has covered or could cover a Participant in this Plan, then the Top Heavy Ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five (5) year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five (5) year period ending on the Determination Date) of all Participants as of the Determination Date. Both the numerator and denominator of the Top Heavy Ratio are adjusted to reflect any contribution which is due but unpaid as of the Determination Date.

              (2) If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan under Section 408(k) of the Code), and the Employer maintains or has maintained one (1) or more defined benefit pension plans which have covered or could cover a Participant in this Plan, then the Top Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the present value of accrued benefits under the defined benefit pension plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the present value of accrued benefits under the defined benefit pension plans for all Participants. Both the numerator and denominator of the Top Heavy Ratio are adjusted for any distribution of an account balance or an accrued benefit made in the five (5) year period ending on the Determination Date and any contribution due, but unpaid, as of the Determination Date.

              (3) For purposes of the preceding subsections (1) and (2), the value of account balances and the present value of accrued benefits shall be determined as of the most recent Top Heavy Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date. The account balances




                                    14 - 3
                    and accrued benefits of a Participant who is a Non-Key Employee, but who was a Key Employee in a prior year, or who has not been credited with at least one (1) Hour of Service with any Employer maintaining the Plan at any time during the preceding five (5) year period ending on the Determination Date, shall be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account shall be made in accordance with Section 416 of the Code and the regulations thereunder. Distributions shall include distributions under a terminated plan which if it had not been terminated would have been included in the Required Aggregation Group. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

         (k) "Top Heavy Valuation Date" shall mean, with respect to any Plan Year, for this Plan, the Determination Date, and shall mean with respect to any Plan Year for a defined benefit pension plan maintained by the Employer, if any, the day within the twelve
              (12) month period ending on the determination date for such defined benefit pension plan as of which the actuarial determination of the minimum funding standard is calculated.

14.03    MINIMUM ALLOCATIONS IN SINGLE PLAN.

         Notwithstanding the provisions of Section 4.01 hereof, and before any contributions are allocated thereunder, minimum Employer contributions shall be made and allocated pursuant to this section in a Plan Year in which the Plan is a Top Heavy Plan.

         (a) The minimum Employer contribution for a Participant who is a Non-Key Employee for any Plan Year in which the Plan is a Top Heavy Plan shall not be less than the lesser of (i) three percent (3%) of his Compensation or (ii) the percentage at which Employer contributions (including deferred income contributions and matching Employer contributions) are made for the Plan Year in respect of the Key Employee for whom such percentage is the highest for the Plan Year, taking into account such Key Employee's Compensation.

              This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of the following:

              (1) the Participant's failure to complete one thousand (1,000) Hours of Service;

              (2) the Participant's failure to make mandatory Employee contributions, if any, required for participation in the Plan; or

              (3) the Participant's Compensation was less than any stated required amount.

              This subsection shall not apply, however, to any Participant who was not employed by the Employer on the last day of the Plan Year.




                                    14 - 4

              In determining Employer contributions under this section, contributions or benefits under Chapter 2 of the Code (relating to taxes on self-employed income), Chapter 21 of the Code (relating to the Federal Insurance Contribution Act) or any other Federal or State laws (including Title II of the Social Security
              Act) shall not be taken into account. In determining Employer contributions under this section for a Non-Key Employee, deferred income contributions, matching Employer contributions, and basic Employer contributions needed to satisfy the actual contribution percentage nondiscrimination test pursuant to Section 3.06 or the actual deferral percentage nondiscrimination test pursuant to
              Section 3.05 shall not be taken into account.

              The minimum allocations required hereunder (to the extent required to be nonforfeitable under Section 416(b) of the Code) shall not be forfeitable under Sections 411(a)(3)(B) (regarding the suspension of benefits upon reemployment of a retiree) or 411(a)(3)(D) (regarding withdrawal of mandatory contributions) of the Code.

         (b) Any Employer contributions and Forfeitures remaining unallocated shall be allocated pursuant to the provisions of Sections 3.01 and 4.01 hereof; provided, however, that all allocations under the Plan pursuant to Sections 3.01 and 4.01 shall be determined with respect to Compensation as that term is defined in Section
              1.07 hereof.

14.04    MINIMUM VESTING SCHEDULES.

         The nonforfeitable interest of each Participant in his Employer Account in a Plan Year in which this Plan is a Top Heavy Plan shall be the vested percentage set forth in Section 8.01.

14.05    SPECIAL LIMITATIONS AND ALLOCATION IN MULTIPLE PLANS.

         If for any Plan Year the Plan is a Top Heavy Plan, and the Employer maintains, or has ever maintained, a qualified defined benefit pension plan which is part of a Required or Permissive Aggregation Group, as appropriate, then the provisions of this section shall apply.

         For Top-Heavy Plan Years, if the Plan is part of an Aggregation Group that includes a defined benefit pension plan, the minimum benefit required by Section 416 of the Code shall be provided to Participants who are Non-Key Employees and who participate in both this Plan and the defined benefit plan in the following manner. For those Participants to whom the defined benefit minimum benefits are accruing under the terms of the defined benefit plan, and in accordance with
         Section 416(c)(1) of the Code, no minimum allocation need be provided under this Plan. For those Participants who are Non-Key Employees and to whom such defined benefit minimum benefits are not accruing, Employer shall contribute to Part I of the Employer Account of each such Non-Key Employee an amount sufficient to provide a minimum benefit such that total Employer contributions for the Top-Heavy Plan Year shall equal five percent (5%) of Compensation (as recognized in Section 4.04 hereof).




                                    14 - 5

         For any Top-Heavy Plan Year, 1.0 shall be substituted for 1.25 in the determination of the denominator of both the defined contribution fraction and the defined benefit fraction pursuant to Section 4.04 hereof. The foregoing substitution shall not be required if the Plan is not a Super Top-Heavy Plan and if a total minimum allocation is provided to all Non-Key Employees who do not participate in the defined benefit plan, in accordance with Section 14.03 hereof, substituting four percent (4%) for three percent (3%), and to all Non-Key Employees who also participate in the defined benefit plan, in accordance with this Section, but substituting seven and one-half percent (7-1/2%) for five percent (5%).

         IN WITNESS WHEREOF, the Sponsor and the Trustee have each caused this Plan and Trust to be executed by its duly authorized representative on this 27th day of June, 1994.

                                       SPONSOR:

                                       FIRST AMERICAN CORPORATION

                                       By: /S/ Dennis C. Bottorff
                                          -------------------------------
Attest: /s/                            Title: President & CEO
       --------------------                  ----------------------------

                                       TRUSTEE:

                                       FIRST AMERICAN TRUST COMPANY, N.A.

                                       By: /S/ Barbara Shoulders
                                          -------------------------------
Attest: /s/                            Title (if appropriate): Asst. V.P.
       --------------------                                   -----------

         The Plan may be executed in several counterparts, each of which shall be deemed an original.




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